UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Amendment No.    )

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-2

MAXLINEAR, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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5966 La Place Court, Suite 100

Carlsbad, California 92008

(760) 692-0711

July 7, 2016

Dear Stockholder:

We are pleased to invite you to attend our 2016 annual meeting of stockholders to be held on Wednesday, August 10, 2016 at 8:30 a.m., Pacific time, at our principal executive office located at 5966 La Place Court, Suite 100, Carlsbad, California 92008. The formal meeting notice and proxy statement are attached.

At this year’s annual meeting, our stockholders will be asked to:

•	elect the two nominees for Class I director named in the proxy statement to be elected by the holders of our Class A common stock and Class B common stock, voting together as a single class, to hold office until our 2019 annual meeting of stockholders and until their respective successors are duly elected and qualified;

•	approve our Amended and Restated 2010 Equity Incentive Plan, including approval of the material terms of the Amended and Restated 2010 Equity Incentive Plan for purposes of complying with Section 162(m) of the Internal Revenue Code of 1986, as amended;

•	approve an amendment to our 2010 Employee Stock Purchase Plan to approve a new ten-year term for the 2010 Employee Stock Purchase Plan;

•	approve, on an advisory basis, the compensation of our named executive officers for the year ended December 31, 2015, as set forth in the proxy statement; and

•	ratify the appointment by the audit committee of our board of directors of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016.

Your vote is important. Whether or not you plan to attend the annual meeting, it is important that your shares be represented, and we hope you will vote as soon as possible. Please vote promptly by mailing a completed proxy card in the enclosed return envelope (which is postage prepaid if mailed in the United States). Please remember to sign and date your card. If you hold shares of our Class A common stock or Class B common stock through a broker, bank, or other nominee holder, please follow the voting instructions provided. You may be able to vote by telephone or over the Internet.

Thank you for your ongoing support of MaxLinear. We look forward to seeing you at our annual meeting.

Sincerely,

Kishore Seendripu, Ph.D.

Chairman of the Board of Directors and Chief Executive Officer

Our proxy statement for our 2016 annual meeting, the accompanying proxy card and notice, and our 2015 annual report are first being mailed to our stockholders on or about July 7, 2016.

MAXLINEAR, INC.

5966 La Place Court, Suite 100

Carlsbad, California 92008

(760) 692-0711

NOTICE OF 2016 ANNUAL MEETING OF STOCKHOLDERS

Time and Date	8:30 a.m., Pacific time, on Wednesday, August 10, 2016

Place	MaxLinear’s principal executive office, 5966 La Place Court, Suite 100, Carlsbad, California 92008

Items of Business	•	To elect the two nominees for Class I director named in the proxy statement to be elected by the holders of our Class A common stock and Class B common stock, voting together as a single class, to hold office until our 2019 annual meeting of stockholders and until their respective successors are duly elected and qualified.

•	To approve our Amended and Restated 2010 Equity Incentive Plan, including approval of the material terms of the Amended and Restated 2010 Equity Incentive Plan for purposes of complying with Section 162(m) of the Internal Revenue Code of 1986, as amended.

•	To approve an amendment to our 2010 Employee Stock Purchase Plan to approve a new ten-year term for the 2010 Employee Stock Purchase Plan.

•	To approve, on an advisory basis, the compensation of our named executive officers for the year ended December 31, 2015, as set forth in the proxy statement.

•	To ratify the appointment by the audit committee of our board of directors of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016.

•	To transact any other business that may properly come before the 2016 annual meeting or any postponement or adjournment thereof.

Adjournments and Postponements	Any action on the items of business described above may be considered at the annual meeting at the time and on the date specified above or at any time and date to which the annual meeting may be properly adjourned or postponed.

Record Date	You are entitled to vote only if you were a MaxLinear stockholder of record as of the close of business on the record date of June 20, 2016.

Meeting Admission	You are entitled to attend the annual meeting only if you were a MaxLinear stockholder as of the close of business on the record date or otherwise hold a valid proxy for the annual meeting. If you are not a stockholder of record but hold shares through a broker, bank, trustee, or nominee (i.e., in street name), you should provide proof of beneficial ownership as of the record date, a copy of the voting instruction card provided by your broker, bank, trustee, or nominee, or similar evidence of ownership.

Please let us know if you plan to attend the meeting by marking the appropriate box on the enclosed proxy card or, if you vote by telephone or over the Internet, by indicating your plans when prompted.

Annual Report	Our 2015 annual report is enclosed with these materials as a separate booklet. You may also access our 2015 annual report by visiting www.edocumentview.com/MXL. Our 2015 annual report is not a part of the proxy solicitation materials.

Voting	Your vote is very important. Whether or not you plan to attend the annual meeting, we encourage you to read the proxy statement and submit your proxy or voting instructions as soon as possible. For specific instructions on how to vote your shares, please refer to the instructions in the section entitled Questions and Answers About the Proxy Materials and Annual Meeting beginning on page 1 of this proxy statement, or your enclosed proxy card.

IMPORTANT NOTICE REGARDING THE PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON AUGUST 10, 2016: The notice of annual meeting, proxy statement, and 2015 annual report are available by visiting www.edocumentview.com/MXL.

PROXY STATEMENT

FOR 2016 ANNUAL MEETING OF STOCKHOLDERS

-i-

-ii-

MAXLINEAR, INC.

5966 La Place Court, Suite 100

Carlsbad, California 92008

PROXY STATEMENT

For the Annual Meeting of Stockholders

To Be Held on Wednesday, August 10, 2016

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND ANNUAL MEETING

What is a proxy?

A proxy is your legal designation of another person to vote the stock you own. The person you designate is your “proxy,” and you give the proxy authority to vote your shares by submitting the enclosed proxy card or, if available, voting by telephone or over the Internet. We have designated our Chairman and Chief Executive Officer, Kishore Seendripu, Ph.D., and our Vice President and Chief Financial Officer, Adam C. Spice, to serve as proxies for the annual meeting.

Why am I receiving these materials?

We are providing these proxy materials in connection with the solicitation by our board of directors of proxies to be voted at our 2016 annual meeting of stockholders, which will take place on Wednesday, August 10, 2016 at 8:30 a.m., Pacific time, at our principal executive office located at 5966 La Place Court, Suite 100, Carlsbad, California 92008. As a stockholder, you are invited to attend the annual meeting and are requested to vote on the items of business described in this proxy statement.

Our proxy statement for our 2016 annual meeting and the accompanying proxy card and notice, and our 2015 annual report, are first being mailed to our stockholders on or about July 7, 2016.

What information is contained in this proxy statement?

The information in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, the compensation of our directors and most highly paid executive officers, our corporate governance policies, information on our board of directors, and certain other required information.

How do I get electronic access to the proxy materials?

The notice of annual meeting, proxy statement, and 2015 annual report are available by visiting www.edocumentview.com/MXL.

What items of business will be voted on at the annual meeting?

The items of business scheduled to be voted on at the annual meeting are as follows:

•	To elect two nominees for Class I director named in this proxy statement to be elected by the holders of our Class A common stock and Class B common stock, voting together as a single class, to hold office until our 2019 annual meeting of stockholders and until their respective successors are duly elected and qualified.

•	To approve our Amended and Restated 2010 Equity Incentive Plan, including approval of the material terms of the Amended and Restated 2010 Equity Incentive Plan for purposes of complying with Section 162(m) of the Internal Revenue Code of 1986, as amended.

•	To approve an amendment to our 2010 Employee Stock Purchase Plan to approve a new ten-year term for the 2010 Employee Stock Purchase Plan

•	To approve, on an advisory basis, the compensation of our named executive officers for the year ended December 31, 2015, as set forth in this proxy statement.

•	To ratify the appointment by the audit committee of our board of directors of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016.

•	To transact any other business that properly comes before the annual meeting or any postponement or adjournment thereof.

How does the board of directors recommend that I vote?

Our board of directors recommends that you vote your shares:

•	“FOR” the two nominees for Class I director named in this proxy statement to be elected by the holders of our Class A common stock and Class B common stock, voting together as a single class, to hold office until our 2019 annual meeting of stockholders and until their respective successors are duly elected and qualified.

•	“FOR” the approval of our Amended and Restated 2010 Equity Incentive Plan, including approval of the material terms of the Amended and Restated 2010 Equity Incentive Plan for purposes of complying with Section 162(m) of the Internal Revenue Code of 1986, as amended.

•	“FOR” the approval of an amendment to our 2010 Employee Stock Purchase Plan to approve a new ten-year term for the 2010 Employee Stock Purchase Plan.

•	“FOR” the approval, on an advisory basis, the compensation of our named executive officers for the year ended December 31, 2015, as set forth in this proxy statement.

•	“FOR” the ratification of the appointment by the audit committee of our board of directors of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016.

What shares can I vote?

Each share of our Class A common stock and Class B common stock issued and outstanding as of the close of business on June 20, 2016, the record date for the 2016 annual meeting of stockholders, is entitled to vote on all proposals being considered at the 2016 annual meeting.

You may vote all shares owned by you as of the record date, including (i) shares held directly in your name as the stockholder of record and (ii) shares held for you as the beneficial owner in street name through a broker, bank, or other nominee. On the record date, we had 63,993,042 shares of common stock issued and outstanding, consisting of 57,326,265 shares of Class A common stock and 6,666,777 shares of Class B common stock.

How many votes am I entitled to per share?

Other than with respect to the proposals to approve our Amended and Restated 2010 Equity Incentive Plan and to amend our 2010 Employee Stock Purchase Plan, each holder of shares of Class A common stock will be entitled to one vote for each share of Class A common stock held as of the record date, and each holder of shares of Class B common stock will be entitled to one vote for each share of Class B common stock held as of the record date. On the proposals to approve our Amended and Restated 2010 Equity Incentive Plan and to amend our 2010 Employee Stock Purchase Plan, each holder of shares of Class A common stock will be entitled to one vote for each share of Class A common stock held as of the record date, and each holder of shares of Class B common stock will be entitled to ten votes for each share of Class B common stock held as of the record date.

What are the differences between the voting rights of Class A common stock and Class B common stock?

Holders of our Class A common stock and Class B common stock have identical voting rights, except that holders of our Class A common stock are entitled to one vote per share and holders of our Class B common stock are entitled to ten votes per share with respect to transactions that would result in a change of control of MaxLinear or, in certain cases, that relate to our equity incentive plans. In addition, holders of our Class B common stock are entitled, voting separately as a class, to elect two members of our board of directors. The directors elected by holders of our Class B common stock are Curtis Ling, Ph.D., whose current term will expire at our annual meeting in 2017, and Kishore Seendripu, Ph.D., whose current term will expire at our annual meeting in 2018.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Many MaxLinear stockholders hold their shares as a beneficial owner through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares, the stockholder of record, and these proxy materials were sent directly to you by MaxLinear. As the stockholder of record, you have the right to grant your voting proxy directly to our designated proxies or to vote in person at the annual meeting. We have enclosed or sent a proxy card for you to use with the printed proxy materials delivered to you. You may also vote on the Internet or by telephone, as described below under the heading “How can I vote my shares without attending the annual meeting?” and on your proxy card.

Beneficial Owner

If your shares are held in an account at a broker, bank, or other nominee, you are considered the beneficial owner of shares held in street name, and the notice of annual meeting, proxy statement, and 2015 annual report were forwarded to you by that organization. As the beneficial owner, you have the right to direct your broker, bank, or other nominee how to vote your shares, and you are also invited to attend the annual meeting.

Since a beneficial owner is not the stockholder of record, you may not vote your shares in person at the annual meeting unless you obtain a “legal proxy” from the broker, bank, trustee, or nominee that holds your shares giving you the right to vote the shares at the meeting. If you are a beneficial owner and do not wish to vote in person or you will not be attending the annual meeting, you may vote by following the instructions provided by your broker, bank, or other nominee.

How can I contact MaxLinear’s transfer agent?

You may contact our transfer agent by writing Computershare Investor Services, P.O. Box 30170, College Station, Texas 77842-3170, by telephoning (800) 662-7232 or (781) 575-4238, or via its Investor Centre at www.computershare.com/investor.

How can I attend the annual meeting?

You are entitled to attend the annual meeting only if you were a MaxLinear stockholder as of the record date or you hold a valid proxy for the annual meeting. If you are not a stockholder of record but hold shares as a beneficial owner in street name, you should provide proof of beneficial ownership as of the record date, a copy of the voting instruction card provided by your broker, bank, or nominee, or other similar evidence of ownership.

If you do not comply with the procedures outlined above, you may not be admitted to the annual meeting.

Please let us know if you plan to attend the meeting by marking the appropriate box on the enclosed proxy card or, if you vote by telephone or Internet, by indicating your plans when prompted.

Will the annual meeting be webcast?

We will not webcast the annual meeting.

How can I vote my shares in person at the annual meeting?

Shares held in your name as the stockholder of record may be voted by you in person at the annual meeting. Shares held beneficially in street name may be voted by you in person at the annual meeting only if you obtain a legal proxy from the broker, bank, or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the annual meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the meeting.

How can I vote my shares without attending the annual meeting?

By mail

Complete, sign and date the enclosed proxy card and return it in the return envelope provided (which is postage prepaid if mailed in the United States).

If you are a stockholder of record and you return your signed proxy card and do not indicate your voting preferences, the shares represented by your proxy card will be voted as recommended by our board of directors.

If you are a stockholder of record and the prepaid envelope is missing, please mail your completed proxy card to MaxLinear, Inc., c/o Computershare Trust Company, N.A., P.O. Box 30170, College Station, Texas 77842.

If you are a beneficial owner of shares, you should have received a proxy card and voting instructions with these proxy materials from your broker, bank, or other nominee holder of record. Simply complete and mail the voting instruction card provided to the address provided by your broker, bank, or other nominee holder of record.

You may still attend the annual meeting in person even if you have already voted by proxy.

By telephone or on the Internet

If you are a stockholder of record, you may vote by following the telephone or Internet voting instructions on your proxy card.

If you are a beneficial owner of shares, your broker, bank, or other holder of record may make telephone or Internet voting available to you. The availability of telephone and Internet voting for beneficial owners will depend on the voting processes of your broker, bank, or other nominee holder of record. Therefore, we recommend that you follow the voting instructions in the materials you receive.

Can I change my vote or revoke my proxy?

You may change your vote at any time prior to the taking of the vote at the annual meeting. If you are the stockholder of record, you may change your vote by (i) granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline for each method), (ii) providing a written notice of revocation to our corporate secretary at MaxLinear, Inc., 5966 La Place Court, Suite 100, Carlsbad, California 92008 prior to your shares being voted, or (iii) attending the annual meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, bank, or nominee following the instructions they provided or, if you have obtained a legal proxy from your broker, bank, or nominee giving you the right to vote your shares, by attending the annual meeting and voting in person.

Is there a list of stockholders entitled to vote at the annual meeting?

The names of stockholders of record entitled to vote at the annual meeting will be available at the annual meeting and for ten days prior to the meeting for any purpose germane to the meeting, between the hours of 9:00 a.m. and 4:30 p.m., at our corporate headquarters at 5966 La Place Court, Suite 100, Carlsbad, California 92008, by contacting our corporate secretary.

Is my vote confidential?

Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within MaxLinear or to third parties, except as necessary to meet applicable legal requirements, to allow for the tabulation of votes and certification of the vote, or to facilitate a successful proxy solicitation.

How many shares must be present or represented to conduct business at the annual meeting?

The quorum requirement for holding the annual meeting and transacting business is that holders of a majority of the voting power of our issued and outstanding Class A common stock and Class B common stock (voting together as a single class) be present in person or represented by proxy. Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A “broker non-vote” occurs when a broker, bank, or other holder of record holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received voting instructions from the beneficial owner. If there is no quorum, the chairman of the annual meeting may adjourn the meeting to another date.

What is the voting requirement to approve each of the proposals?

Proposal	Vote Required	Discretionary Voting Allowed?

Election of two nominees for Class I director named in this proxy statement to be elected by the holders of our Class A common stock and Class B common stock, voting together as a single class, to hold office until 2019 annual meeting of stockholders and until their respective successors are duly elected and qualified.	Plurality of the votes cast by the holders of Class A common stock and Class B common stock, voting together as a single class	No

To approve our Amended and Restated 2010 Equity Incentive Plan, including approval of the material terms of the Amended and Restated 2010 Equity Incentive Plan for purposes of complying with Section 162(m) of the Internal Revenue Code of 1986, as amended	Majority of the votes cast by holders of shares of Class A common stock and Class B common stock, with the Class A common stock having one vote per share and the Class B common stock having ten votes per share	No

Proposal	Vote Required	Discretionary Voting Allowed?

To approve an amendment to our 2010 Employee Stock Purchase Plan to approve a new ten-year term for the 2010 Employee Stock Purchase Plan	Majority of the votes cast by holders of shares of Class A common stock and Class B common stock, with the Class A common stock having one vote per share and the Class B common stock having ten votes per share	No

To approve, on an advisory basis, the compensation of our named executive officers for the year ended December 31, 2015	Majority of the votes cast by holders of shares of Class A common stock and Class B common stock, voting together as a single class	No

Ratification of the appointment by the audit committee of our board of directors of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016	Majority of the votes cast by holders of shares of Class A common stock and Class B common stock, voting together as a single class	Yes

If you are a beneficial owner, your broker, bank or other nominee holder of record is permitted to vote your shares on the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm, even if the record holder does not receive voting instructions from you. Your broker, bank, or other nominee holder of record does not have discretionary authority to vote on the election of directors, the proposal seeking approval of our Amended and Restated 2010 Equity Incentive Plan, the proposal to amend our 2010 Employee Stock Purchase Plan, or on the proposal seeking advisory votes to approve executive compensation without instructions from you, in which case a broker non-vote will occur and your shares will not be voted on these matters. Accordingly, if you are a beneficial owner, it is particularly important that you provide your instructions for voting your shares to your broker, bank, or other nominee holder of record.

Election of two nominees for Class I director named in this proxy statement to be elected by the holders of our Class A common stock and Class B common stock, voting together as a single class, to hold office until our 2019 annual meeting of stockholders and until their respective successors are duly elected and qualified.

The two nominees receiving the highest number of affirmative “FOR” votes will be elected as the Class I directors elected by the holders of our Class A common stock and Class B common stock, voting together as a single class. You may vote “FOR” or “WITHHOLD” for the director nominee. A properly executed proxy marked “WITHHOLD” with respect to the election of a Class I director by the holders of Class A common stock and Class B common stock will not be voted with respect to such director although it will be counted for purposes of determining whether there is a quorum. Broker non-votes will not affect the outcome of the election of directors.

Approval of our Amended and Restated 2010 Equity Inventive Plan, including approval of the material terms of the Amended and Restated 2010 Equity Incentive Plan for purposes of complying with Section 162(m) of the Internal Revenue Code of 1986, as amended.

The affirmative “FOR” vote of a majority of the votes cast on this proposal is required to approve our Amended and Restated 2010 Equity Incentive Plan, including approval of the material terms of the Amended and

Restated 2010 Equity Incentive Plan for purposes of complying with Section 162(m) of the Internal Revenue Code of 1986, as amended. For purposes of this proposal, holders of Class A common stock will have one vote and holders of Class B common stock will have ten votes for each share held on the record date. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions are deemed to be votes cast and have the same effect as a vote against the proposal. Broker non-votes are not deemed to be votes cast, are not included in the tabulation of voting results on this proposal, and will not affect the outcome of voting on this proposal.

Approval of an amendment to our 2010 Employee Stock Purchase Plan to approve a new ten-year term for the 2010 Employee Stock Purchase Plan.

The affirmative “FOR” vote of a majority of the votes cast on this proposal is required to approve the amendments to our 2010 Employee Stock Purchase Plan to approve a new ten-year term for the 2010 Employee Stock Purchase Plan. For purposes of this proposal, holders of Class A common stock will have one vote and holders of Class B common stock will have ten votes for each share held on the record date. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions are deemed to be votes cast and have the same effect as a vote against the proposal. Broker non-votes are not deemed to be votes cast, are not included in the tabulation of voting results on this proposal, and will not affect the outcome of voting on this proposal.

Advisory Vote to Approve on an advisory basis, the compensation of our named executive officers for the year ended December 31, 2015.

The affirmative “FOR” vote of a majority of the votes cast on this proposal is required to approve, on an advisory basis, the compensation awarded to our named executive officers for the year ended December 31, 2015. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions and broker non-votes are not deemed to be votes cast, are not included in the tabulation of voting results on this proposal, and will not affect the outcome of voting on this proposal.

Ratification of the appointment by the audit committee of our board of directors of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016.

The affirmative “FOR” vote of a majority of the votes cast on this proposal is required to ratify the appointment by the audit committee of our board of directors of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions and broker non-votes are not deemed to be votes cast, are not included in the tabulation of voting results on this proposal, and will not affect the outcome of voting on this proposal.

Is cumulative voting permitted for the election of directors?

No. You may not cumulate your votes for the election of directors.

What happens if additional matters are presented at the annual meeting?

Other than the items of business described in this proxy statement, we are not aware of any other business to be acted upon at the annual meeting. If you grant a proxy, the persons named as proxy holders, Kishore Seendripu, Ph.D. and Adam C. Spice, or either of them, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any reason any of the nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the board of directors.

Who will count the votes?

A representative of our transfer agent, Computershare Trust Company, N.A., will tabulate the votes and act as inspector of election.

Who will bear the cost of soliciting votes for the annual meeting?

We will pay the entire cost of preparing, assembling, printing, mailing, and distributing these proxy materials and soliciting votes. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone, or by electronic communication by our directors, officers, and employees, who will not receive any additional compensation for such solicitation activities. We may also reimburse brokerage firms, banks, and other nominee holders of record for the cost of forwarding proxy materials to beneficial owners.

Where can I find the voting results of the annual meeting?

We will announce preliminary voting results at the annual meeting. We will also disclose voting results on a Current Report on Form 8-K filed with the Securities and Exchange Commission, or SEC, within four business days after the annual meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K, we will file a Current Report on Form 8-K to publish preliminary results and, within four business days after final results are known, file an additional Current Report on Form 8-K to publish the final results.

What is “householding” and how does it affect me?

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, stockholders of record who have the same address and last name and who do not participate in electronic delivery of proxy materials will receive only one copy of our notice of annual meeting, proxy statement, and 2015 annual report, unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. This procedure will reduce our printing costs and postage fees.

Stockholders who wish to participate in householding will continue to receive separate proxy cards.

If you are eligible for householding, and you and other stockholders of record with whom you share an address currently receive multiple copies of the notice of annual meeting, proxy statement, 2015 annual report, and accompanying documents, or if you hold stock in more than one account, and, in either case, you wish to receive only a single copy of each of these documents for your household, please contact our transfer agent, Computershare Investor Services, P.O. Box 30170, College Station, Texas 77842, by telephoning (800) 662-7232 or (781) 575-4238, or via its Investor Centre at www.computershare.com/investor.

If you participate in householding and wish to receive a separate copy of this notice of annual meeting, proxy statement, 2015 annual report, and the accompanying documents, or if you do not wish to continue to participate in householding and prefer to receive separate copies of these documents in the future, please contact Computershare Investor Services as indicated above.

Beneficial owners can request information about householding from their banks, brokers, or other nominee holders of record.

What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?

Stockholder Proposals

Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to our corporate secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2017 annual meeting of stockholders, our corporate secretary must receive the written proposal at our principal executive office no later than March 2, 2017. In addition, stockholder proposals must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, including requirements regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

MaxLinear, Inc.

Attn: Corporate Secretary

5966 La Place Court, Suite 100

Carlsbad, California 92008

Fax: (760) 444-8598

Our bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our bylaws provide that the only business that may be conducted at an annual meeting is business that is (i) specified in the notice of a meeting given by or at the direction of our board of directors, (ii) otherwise properly brought before the meeting by or at the direction of our board of directors, or (iii) properly brought before the meeting by a stockholder of record entitled to vote at the annual meeting who has delivered timely written notice to our corporate secretary, which notice must contain the information specified in our bylaws. To be timely for our 2017 annual meeting of stockholders, our corporate secretary must receive the written notice at our principal executive offices:

•	not earlier than April 16, 2017; and

•	not later than the close of business on May 16, 2017.

In the event that we hold our 2017 annual meeting of stockholders more than 30 days before or after the one-year anniversary date of the 2016 annual meeting, then notice of a stockholder proposal that is not intended to be included in our proxy statement must be received not later than the close of business on the later of the following two dates:

•	the 90th day before such annual meeting; or

•	the 10th day following the day on which public announcement of the date of such meeting is first made.

If a stockholder who has notified us of his or her intention to present a proposal at an annual meeting does not appear to present his or her proposal at such meeting, we are not required to present the proposal for a vote at such meeting.

Nomination of Director Candidates

You may propose director candidates for consideration by our Nominating and Governance Committee. Any such recommendations should include the nominee’s name and qualifications for membership on our board of directors and should be directed to the corporate secretary of MaxLinear at the address set forth above. For additional information regarding stockholder recommendations for director candidates, see “Corporate Governance and Board of Directors—Process for Recommending Candidates to the Board of Directors.”

In addition, our bylaws permit stockholders to nominate directors, other than Class B directors nominated and elected solely by holders of Class B common stock, for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our bylaws. In addition, the stockholder must give timely notice to our corporate secretary in accordance with our bylaws, which, in general, require that the notice be received by our corporate secretary within the time period described above under “Stockholder Proposals” for stockholder proposals that are not intended to be included in our proxy statement.

Availability of Bylaws

A copy of our bylaws may be obtained by accessing MaxLinear’s filings on the SEC’s website at www.sec.gov. You may also contact our corporate secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS

MaxLinear Policies on Business Conduct

We are committed to the highest standards of integrity and ethics in the way we conduct our business. We maintain a code of ethics and employee conduct that applies to our board of directors and all of our employees, including our chief executive officer, principal financial officer, and principal accounting officer. Our code of conduct establishes our policies and expectations with respect to a wide range of business conduct, including preparation and maintenance of financial and accounting information, compliance with laws, and conflicts of interest.

Under our code of conduct, each of our directors and employees is required, subject to applicable legal requirements in certain jurisdictions, to report suspected or actual violations. In addition, we have adopted separate procedures concerning the receipt and investigation of complaints relating to accounting or audit matters. These procedures have been adopted and are administered by our audit committee.

Our code of conduct is available at our website by visiting www.maxlinear.com and clicking through “Investors,” “Corporate Governance,” and “Code of Conduct.” When required by the rules of the New York Stock Exchange (NYSE) or the Securities and Exchange Commission (SEC), we will disclose any future amendment to, or waiver of, any provision of the code of conduct for our chief executive officer, principal financial officer, or principal accounting officer or any member or members of our board of directors on our website within four business days following the date of such amendment or waiver.

Corporate Governance Principles

Our board of directors has adopted a set of principles that establish the corporate governance policies pursuant to which our board of directors intends to conduct its oversight of MaxLinear. Among other things, these corporate governance principles address the establishment and operation of board committees, the role of our Lead Director, and matters relating to director independence and performance assessments.

Our corporate governance principles are available at our website by visiting www.maxlinear.com and clicking through “Investors,” “Corporate Governance,” and “Corporate Governance Guidelines.”

Role and Composition of the Board

As identified in our corporate governance principles, the role of our board of directors is to oversee the performance of our chief executive officer and other senior management. Our board of directors is responsible for hiring, overseeing, and evaluating management while management is responsible for running our day-to-day operations.

As of the date of this proxy statement, our board of directors is composed of seven members. Two directors are elected exclusively by the holders of our Class B common stock, voting as a separate class. At least one of these directors must be an executive officer nominated by our nominating and governance committee, with the consent of our founders holding a majority-in-interest of the outstanding Class B common stock over which the founders then exercise voting control. Our founders are executive officers Kishore Seendripu, Ph.D., Curtis Ling, Ph.D., Madhukar Reddy, Ph.D., and several other employees and former employees named in our amended and restated certificate of incorporation. The current Class B directors are Drs. Ling and Seendripu.

Our remaining directors are elected by the holders of our Class A common stock and Class B common stock, voting together as a single class. Our board of directors is divided into three staggered classes of directors. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the class whose terms are then expiring. The terms of the directors will expire upon the election and qualification of successor directors at the annual meeting of stockholders to be held this year for the Class I directors, in 2017 for the Class II directors, and in 2018 for the Class III directors.

2015 Board Meetings

During fiscal 2015, our board of directors held eighteen (18) meetings. Each of our directors attended or participated in 75% or more of the meetings of the board of directors and 75% or more of the meetings held by all committees of the board of directors on which he served during the past fiscal year, in each case during the period that he served as a director.

Board Leadership Structure

As described below, our board of directors is led by directors Kishore Seendripu, Ph.D. and Thomas E. Pardun. Dr. Seendripu founded MaxLinear and has served as our Chairman, President, and Chief Executive Officer since inception. In addition, Mr. Pardun, an independent director with substantial board and executive leadership experience, currently serves as our Lead Director.

Lead Director

Our corporate governance principles require that we designate one independent, non-employee director to serve as Lead Director. Mr. Pardun has served as our Lead Director since November 2009. The board chose Mr. Pardun as our Lead Director because of his substantial executive experience in the technology and telecommunications industries and his extensive board leadership experience. In addition to MaxLinear, Mr. Pardun currently serves on the board of directors of other public technology companies. As Lead Director, Mr. Pardun’s responsibilities include:

•	coordinating and moderating executive sessions of our independent directors;

•	advising Dr. Seendripu as to the quality, quantity, and timeliness of the flow of information from management that is necessary for the independent directors to effectively and responsibly perform their duties;

•	confirming the agenda with Dr. Seendripu for meetings of our board of directors;

•	holding regular update sessions with Dr. Seendripu;

•	acting as the principal liaison between the independent directors and Dr. Seendripu on sensitive issues; and

•	performing such other duties as our board of directors may from time to time delegate to the Lead Director to assist our board of directors in the fulfillment of its responsibilities.

Our board believes that these responsibilities of the Lead Director appropriately and effectively complement MaxLinear’s combined chairman and chief executive officer structure as described below.

Chairman of the Board

Our current bylaws provide that the chairman of the board of directors will be our chief executive officer. Our corporate governance principles provide that the board will fill the chairman and chief executive officer positions based upon the board’s view of what is in our best interests at any point in time. Our board of directors believes that Dr. Seendripu’s service as both chairman and chief executive officer, in combination with Mr. Pardun’s service as Lead Director, is in the best interests of MaxLinear and its stockholders.

Given his long tenure with and status within MaxLinear, our board of directors believes Dr. Seendripu possesses detailed and in-depth knowledge of the issues, opportunities, and challenges facing MaxLinear, and we believe he is best positioned to develop agendas that ensure that the board’s time and attention are focused on the most critical matters. We also believe his combined role enables decisive leadership, ensures clear accountability, and enhances MaxLinear’s ability to communicate its message and strategy clearly and consistently to its stockholders, employees, and customers.

In addition, we believe the working relationship between Dr. Seendripu and Mr. Pardun, on the one hand, and between Mr. Pardun and the other independent directors, on the other, enhances and facilitates the flow of information between management and our board as well as the ability of our independent directors to evaluate and oversee management and its decision-making.

Director Independence

As a company listed on the New York Stock Exchange, or NYSE, we are required under NYSE listing requirements to maintain a board comprised of a majority of “independent” directors, as determined affirmatively by our board. In May 2016, our board of directors undertook a review of the independence of our directors and considered whether any director has a material relationship with us that could compromise his ability to exercise independent judgment in carrying out his responsibilities.

In connection with its review of Dr. Theodore Tewksbury’s independence, our board of directors considered his prior status as the interim chief executive officer of Entropic Communications, Inc., or Entropic, which was acquired by MaxLinear during the second quarter of fiscal 2015. In particular, the board noted that Dr. Tewksbury was appointed to serve as Entropic’s interim chief executive officer following the announcement of the resignation of its prior chief executive officer and contemporaneously with Entropic’s announcement that it had engaged an outside financial advisor and was conducting a strategic review process, which culminated in Entropic’s sale to MaxLinear. Dr. Tewksbury served as Entropic’s interim chief executive officer from November 2014 through April 2015. Given the circumstances of Dr. Tewksbury’s appointment and his short tenure as Entropic’s interim chief executive officer, our board determined that his prior service should not impair his ability to exercise independent judgment in carrying out his responsibilities as a member of our board of directors.

As a result of its review, our board of directors determined that directors Steven C. Craddock, Albert J. Moyer, Thomas E. Pardun, Donald E. Schrock, and Theodore Tewksbury, Ph.D., representing a majority of our directors, are “independent directors” as defined under the rules of the NYSE. Kishore Seendripu, Ph.D. and Curtis Ling, Ph.D. are not considered independent directors because of their employment as our chief executive officer and chief technical officer, respectively.

Executive Sessions of Independent Directors

In order to promote open discussion among independent directors, our board of directors has a policy of conducting executive sessions of independent directors during each regularly scheduled board meeting. These executive sessions are chaired by our Lead Director. Drs. Ling and Seendripu, as the only two management directors, do not participate in sessions of non-management directors.

Board’s Role in Risk Oversight

Our board of directors oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance, and to enhance stockholder value. A fundamental part of risk management is not only understanding the most significant risks a company faces and what steps management is taking to manage those risks but also understanding what level of risk is appropriate for a given company. The involvement of our full board of directors in reviewing our business is an integral aspect of its assessment of management’s tolerance for risk and also its determination of what constitutes an appropriate level of risk.

While our board of directors has the ultimate oversight responsibility for the risk management process, various committees of the board also have responsibility for risk management. The charter of our audit committee provides that one of the committee’s responsibilities is oversight of certain compliance matters. In addition, in setting compensation, our compensation committee strives to create incentives that encourage a level of risk taking consistent with our business. In connection with its oversight of compensation-related risks, our compensation committee has reviewed our compensation programs and practices for employees, including executive and non-executive programs and practices. In its review, our compensation committee evaluated whether our policies and programs encourage unnecessary or excessive risk taking and controls, and how such policies and programs are structured with respect to risks and rewards, as well as controls designed to mitigate any risks. As a result of this review, our compensation committee determined that any risks that may result from our compensation policies and practices for its employees are not reasonably likely to have a material adverse effect on MaxLinear.

At periodic meetings of the board and its committees and in other meetings and discussions, management reports to and seeks guidance from the board and its committees with respect to the most significant risks that could affect our business, such as legal risks and financial, tax, and audit related risks. In addition, among other matters, management provides our audit committee periodic reports on our compliance programs and efforts and investment policy and practices.

Board Committees

Our board of directors has three standing committees: an audit committee, a compensation committee, and a nominating and governance committee.

Audit Committee. Our audit committee currently consists of directors Albert J. Moyer, Thomas E. Pardun, Steven C. Craddock, and Theodore Tewksbury, Ph.D. Mr. Moyer is the chairman of the audit committee. Our board of directors has determined that each of the members of our audit committee is independent and financially literate under the current rules and regulations of the SEC and the NYSE and that Mr. Moyer qualifies as an “audit committee financial expert” within the meaning of the rules and regulations of the SEC.

Our audit committee oversees our corporate accounting and financial reporting process and assists our board of directors in monitoring our financial systems and our legal and regulatory compliance. Our audit committee also:

•	oversees the work of our independent registered public accounting firm;

•	approves the hiring, discharge, and compensation of our independent registered public accounting firm;

•	approves engagements of the independent registered public accounting firm to render any audit or permissible non-audit services;

•	reviews the qualifications, independence, and performance of the independent registered public accounting firm;

•	reviews our financial statements and our critical accounting policies and estimates;

•	reviews management’s assessment of our internal controls; and

•	reviews and discusses with management and the independent auditors the results of our annual audit, our quarterly financial statements, and our publicly filed reports.

Our audit committee held four (4) meetings during fiscal 2015. Our audit committee operates under a written charter approved by our board of directors. The charter is available on our website by visiting www.maxlinear.com and clicking through “Investors,” “Corporate Governance,” and “Audit Committee.”

Compensation Committee. Our compensation committee is currently comprised of Thomas E. Pardun, Steven C. Craddock, and Donald E. Schrock, each of whom qualifies as an independent director under the applicable rules and regulations of the SEC and the NYSE. Mr. Pardun is the chairman of our compensation committee. Our compensation committee oversees our corporate compensation programs. The compensation committee also:

•	reviews and recommends policies relating to compensation and benefits of our executive officers and employees;

•	reviews and approves corporate goals and objectives relevant to compensation of our chief executive officer and other executive officers;

•	evaluates the performance of our executive officers in light of established goals and objectives;

•	recommends compensation of our executive officers based on its evaluations; and

•	administers the issuance of stock options, restricted stock units, and other awards under our equity incentive plans.

See “Compensation of Non-Employee Directors” and “Executive Compensation” for a description of our processes and procedures for the consideration and determination of executive and director compensation.

Our compensation committee held seven (7) meetings during fiscal 2015. Our compensation committee operates under a written charter approved by the board of directors, which is available on our website by visiting www.maxlinear.com and clicking through “Investors,” “Corporate Governance,” and “Compensation Committee.”

Nominating and Governance Committee. Our nominating and governance committee is comprised of Donald E. Schrock, Albert J. Moyer, and Theodore Tewksbury, Ph.D., each of whom qualifies as an independent director under the applicable rules and regulations of the SEC and the NYSE. Mr. Schrock is the chairman of the nominating and governance committee. Our nominating and governance committee oversees and assists our board of directors in reviewing and recommending nominees for election as directors. The nominating and governance committee also:

•	evaluates and makes recommendations regarding the organization and governance of the board of directors and its committees;

•	assesses the performance of members of the board of directors and makes recommendations regarding committee and chair assignments;

•	recommends desired qualifications for board of directors membership and conducts searches for potential members of the board of directors; and

•	reviews and makes recommendations with regard to our corporate governance guidelines.

Our nominating and governance committee will consider recommendations of candidates for the board of directors submitted by stockholders of MaxLinear; see “Process for Recommending Candidates for Election to the Board of Directors” below.

Our nominating and governance committee held three (3) meetings during fiscal 2015. Our nominating and governance committee operates under a written charter approved by the board of directors, which is available on our website by visiting www.maxlinear.com and clicking through “Investors,” “Corporate Governance,” and “Nominating and Governance Committee.”

Compensation Committee Interlocks and Insider Participation

The members of our compensation committee are Steven C. Craddock, Thomas E. Pardun, and Donald E. Schrock. Mr. Pardun is the chairman of our compensation committee. None of the members of our compensation committee is an officer or employee of our company. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board of directors or compensation committee.

Considerations in Identifying and Evaluating Director Nominees

Our nominating and governance committee has established policies and procedures relating to the consideration of any individual recommended or otherwise introduced, whether by management, another director, stockholders, or third parties, as a prospective director nominee. The committee will consider candidates recommended by stockholders in the same manner as candidates recommended to the committee from other sources.

In its evaluation of director candidates, including the members of the board of directors eligible for re-election, our nominating and governance committee will consider the following:

•	the current size and composition of our board of directors and the needs of the board and its respective committees;

•	factors such as character, integrity, judgment, diversity of experience, independence, area of expertise, corporate experience, length of service, potential conflicts of interest, other commitments and the like. Our committee evaluates these factors, among others, and does not assign any particular weight or priority to any of these factors; and

•	other factors that our committee may consider appropriate.

Our nominating and governance committee requires the following minimum qualifications to be satisfied by any nominee for a position on the board:

•	the highest personal and professional ethics and integrity;

•	proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment;

•	skills that are complementary to those of the existing board;

•	the ability to assist and support management and make significant contributions to MaxLinear’s success; and

•	an understanding of the fiduciary responsibilities that are required of a member of the board and the commitment of time and energy necessary to diligently carry out those responsibilities.

If our nominating and governance committee determines that an additional or replacement director is required, the committee may take such measures as it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the committee, board, or management.

Process for Recommending Candidates for Election to the Board of Directors

Our nominating and governance committee is responsible for, among other things, determining the criteria for membership to our board of directors and recommending candidates for election to the board of directors. It is the policy of the nominating and governance committee to consider recommendations for candidates to the board of directors from stockholders holding at least 100,000 shares of our Class A and/or Class B common stock continuously for at least twelve months prior to the date of submission of the recommendation. Stockholder recommendations for candidates to the board of directors must be directed in writing to MaxLinear, Inc., 5966 La Place Court, Suite 100, Carlsbad, California, 92008, Attention: Chief Financial Officer, and must include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between the candidate and MaxLinear, and evidence of the nominating person’s ownership of our stock. Such recommendations must also include a statement from the recommending stockholder in support of the candidate, particularly within the context of the criteria for board membership, including issues of character, judgment, diversity of professional experience, independence, area expertise, corporate experience, length of service, other commitments and the like, and personal references. For details regarding the process to nominate a director, under the section entitled “Questions and Answers About the Proxy Materials and Annual Meeting,” please see “What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?—Nomination of Director Candidates.”

Director Attendance at Annual Meetings

We do not have a formal policy regarding attendance by members of our board of directors at annual meetings of stockholders. We encourage, but do not require, directors to attend. All of our current members of our board of directors attended our 2015 annual meeting. We have scheduled our 2016 annual meeting on the same day as a regularly scheduled board meeting in order to facilitate attendance.

Communications with the Board of Directors

Stockholders and other interested parties who wish to communicate with our board of directors, lead director, committee chairmen, any other individual director, or the non-management or independent directors as a group, are welcome to do so in writing, addressed to such person(s) in care of our Chief Financial Officer, c/o MaxLinear, Inc., 5966 La Place Court, Suite 100, Carlsbad, CA 92008, or by fax to (760) 444-8598. Our Chief Financial Officer will monitor these communications and will provide a summary of all received messages to our board of directors at each regularly scheduled meeting of our board. Our board of directors generally meets on a quarterly basis. Where the nature of the communication warrants, our Chief Financial Officer may determine, in his or her judgment, to obtain the more immediate attention of the appropriate committee or non-management director, of our independent advisors, or of our management.

Director Stock Ownership Policy

In June 2016, our compensation committee recommended and our board of directors approved stock ownership guidelines for our non-employee directors. Under these guidelines, each of our non-employee directors is expected to hold shares of our common stock (and to maintain such holdings as long as they serve as a director) with a value equal to at least eight (8) times the annual cash retainer for service as a director. Based on the base retainer of $50,000 established in June 2016, each non-employee director is currently expected to hold shares of our common stock with a value equal to $400,000. As of the record date, each of our non-employee directors maintained beneficial ownership of shares of our Class A and/or Class B common stock with a value in excess of the requirement (see the section of this proxy statement captioned “Security Ownership”). For purposes of determining whether the guidelines are satisfied, directors may include shares owned directly (including shares held by immediate family members); shares held in trust, limited partnerships, or similar entities for the benefit of the non-employee director or his or her immediate family members; shares subject to full-value equity incentive awards (e.g., restricted stock units) for which the only requirement to earn the award is continued service; and shares subject to vested in-the-money stock options and stock appreciation rights. Our compensation committee maintains authority to waive the requirements of these guidelines for directors joining our board from government, academia, or similar professions. In addition, our compensation committee may suspend the guidelines in the case of severe hardship or in order to permit compliance with a court order affecting a director. In the event a director fails to comply with the guidelines on or before the applicable deadline, the director will be required to retain an amount equal to 75% of the net shares (after taxes and satisfaction of any purchase price) received as the result of exercising stock options or stock appreciation rights or the vesting of full value awards.

COMPENSATION OF NON-EMPLOYEE DIRECTORS

Director Compensation Policy

Our board of directors makes its director compensation decisions based in part on data provided by Compensia, Inc., an independent compensation consulting firm retained by our compensation committee to evaluate our compensation policies for independent directors. Our compensation committee and board periodically review our director equity compensation policy, in consultation with Compensia, and seek to ensure that equity incentives for our non-employee directors are competitive with our peer group and that they offer appropriate incentives to continued service as a director or, for prospective directors, to join our board.

Cash Compensation

The following table summarizes the cash compensation payable to our non-employee directors under our current compensation policy, which was approved in June 2016. The sole change in our cash compensation policy as effected in June 2016 was to increase the base retainer by $10,000 to $50,000 in order to align our cash compensation policy with that of our peer group median as revised following the Entropic acquisition. The composition of our peer group is discussed more fully in the subsection of this proxy statement captioned “Compensation Discussion and Analysis.”

Annualized Cash Fee(1)
Base Retainer	$50,000
Lead Director	$25,000
Audit Committee Chair(2)	$20,000
Audit Committee Member	$10,000
Compensation Committee Chair(2)	$15,000
Compensation Committee Member	$7,500
Nominating and Governance Committee Chair(2)	$10,000
Nominating and Governance Committee Member	$5,000
Strategy Development Committee Chair	$10,000

(1)	All fees are payable on a quarterly basis.
(2)	Committee chairs receive both the fees applicable to such position and the fee applicable to committee membership.

Equity Compensation

In connection with our initial public offering, our compensation committee developed a policy relating to equity compensation for our non-employee directors under our 2010 Equity Incentive Plan. The policy initially provided for the grant of stock options upon first becoming a director and annual option grants at subsequent annual meetings, and our compensation committee has generally reviewed our compensation philosophies and policy on a bi-annual basis in consultation with Compensia. In February 2012, our board and compensation committee amended our outside director equity incentive policy to provide for the grant of shares of our Class A common stock rather than stock options. Our board and compensation committee reviewed its compensation philosophies again in May 2014 and, most recently, in June 2016. The principle change arising from the June 2016 review was an increase in new and continuing director equity incentive awards to a value between the 50th and 75th percentile of our current peer group. Our board and compensation committee do not currently expect to review non-employee director compensation prior to 2018 although they may make modifications if they determine appropriate based on changed circumstances. In that regard, the board and compensation committee increased the value of non-employee director equity compensation to a level slightly above our peer group median in anticipation of growth in peer group compensation over the next two years. In addition, in considering proposed amendments to our 2010 Equity Incentive Plan, the board approved, subject to stockholder approval of the amended and restated plan, limits on aggregate equity compensation levels for outside directors (as described more fully in these proxy materials under Proposal Number 2 and in the 2010 Equity Incentive Plan, which is attached hereto as Appendix A).

The terms of our outside director equity compensation policy, as amended through June 2016, are set forth below.

Outside Director Compensation Policy

New Directors

Under the terms of the policy as currently in effect, new directors receive, upon becoming a director, an initial award of shares of Class A common stock having a fair value at issuance of $260,000, consisting of an “annual award” equal to $130,000 of restricted stock (subject to pro-rata reduction based on the number of days the individual would actually serve as a director during the period beginning on the last May 1 and ending on the next May 1) and a “full-term award” equal to $130,000 of restricted stock. The annual award vests fully on the earlier to occur of the next May 1 or the date immediately preceding our next annual meeting of stockholders, and the full-term award vests in three equal installments on each anniversary of the date of grant.

Continuing Directors

In addition, our outside director equity compensation policy also provides for an annual award to continuing directors on the date of each annual meeting of stockholders of shares of Class A restricted stock with a fair value at issuance of $130,000. These shares vest, assuming continued service, on the earlier to occur of the next succeeding May 1 or the date immediately preceding the next annual meeting of stockholders.

RSU Deferred Payment Alternative

Our outside director compensation policy was amended in December 2015 to permit our directors to receive awards under our outside director equity compensation policy in the form of restricted stock units, or RSUs, and to defer the delivery of the Class A shares subject to the RSU award upon vesting in accordance with the terms and conditions of a deferral program approved by the administrator of the policy, which is currently our compensation committee.

June 2016 Director Grants

In connection with the June 2016 meeting of our board of directors, the board fixed our 2016 annual meeting date as August 10, 2016. The board had delayed the 2016 annual meeting of stockholders as a result of management’s focus in March and April 2016 on entering into agreements with respect to strategic acquisitions of businesses from Microsemi Corporation and Broadcom Corporation. In addition, a pending decision to engage Grant Thornton LLP as our independent registered public accounting firm also contributed to the delay, given its impact on our auditor ratification proposal.

In light of the prior practice of granting director equity incentive awards in May or June, on June 1, 2016, the compensation committee recommended and the board approved the grant of annual 2016 equity incentive awards with a grant date fair value of $130,000, vesting, assuming continued service, on the earlier to occur of May 1, 2017 or the date immediately preceding our 2017 annual meeting of stockholders. As a result, on June 1, 2016, each non-employee director received a restricted stock unit award with respect to 6,217 shares of our Class A common stock. No further awards will be made under our outside director equity compensation policy in connection with the August 10, 2016 annual meeting of stockholders.

2015 Director Compensation

The following table sets forth information concerning compensation paid or accrued for services rendered to us by members of our board of directors for the year ended December 31, 2015. The table excludes Kishore Seendripu, Ph.D., and Curtis Ling, Ph.D., who are executive officers and who did not receive any compensation from us in their roles as directors in the year ended December 31, 2015. Information on compensation for Dr. Seendripu and Dr. Ling is set forth under the caption “Executive Compensation.”

Name	Fees Earned or Paid in Cash($)	Stock Awards ($)(1)	Total ($)
Steven C. Craddock	69,396	110,000	179,396
Albert J. Moyer	75,000	110,000	185,000
Thomas E. Pardun	97,500	110,000	207,500
Donald E. Schrock	62,500	110,000	172,500
Theodore Tewksbury, Ph.D.	36,126	220,290	256,416

(1)	Amounts shown do not reflect compensation actually received by the director. Instead, the amounts represent the aggregate grant-date fair value related to restricted stock awards, granted in the year indicated, pursuant to Accounting Standards Codification Topic 718. For a discussion of the valuation assumptions, see Note 8, Stock-Based Compensation and Employee Benefit Plans, to our consolidated financial statements included in our Annual Report on Form 10-K. The actual value that may be realized from an award is contingent upon the satisfaction of applicable conditions to vesting and the value of our Class A common stock on the date the award is vested. Thus, there is no assurance that the value, if any, eventually realized will correspond to the amount shown.

PROPOSAL NUMBER 1

ELECTION OF TWO CLASS I DIRECTORS BY CLASS A COMMON STOCK

AND CLASS B COMMON STOCK

Board Structure

As of the date of this proxy statement, our board of directors is composed of seven members. Our amended and restated certificate of incorporation and bylaws provide that the number of our directors shall be at least two and will be fixed from time to time by a resolution of the majority of our board of directors.

Two members of our board of directors are elected exclusively by the holders of the Class B common stock, voting as a separate class. At least one of these directors must be an executive officer nominated by our nominating and governance committee, with the consent of the founders holding a majority-in-interest of the outstanding Class B common stock over which the founders then exercise voting control. Our founders are Kishore Seendripu, Ph.D., Curtis Ling, Ph.D., Madhukar Reddy, Ph.D., and several other employees and former employees named in our amended and restated certificate of incorporation. Our Class B directors are Dr. Ling, whose current term will expire in 2017, and Dr. Seendripu, whose current term will expire in 2018.

The remaining directors are elected by the holders of our Class A common stock and Class B common stock, voting together as a single class. Our board of directors is divided into three staggered classes of directors. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the class whose terms are then expiring. The terms of the directors will expire upon the election and qualification of successor directors at the annual meetings of stockholders to be held this year for the Class I directors, in 2017 for the Class II directors, and in 2018 for the Class III directors.

Nominees for Class I Director Elected by the Holders of Class A Common Stock and Class B Common Stock (Term Expiring in 2019)

At the 2016 annual meeting, two Class I directors will be elected to the board of directors by the holders of our Class A common stock and Class B common stock, voting together as a single class. Our nominating and governance committee recommended, and our board of directors nominated, Steven C. Craddock and Donald E. Schrock, as the nominees for election as Class I directors at the 2016 annual meeting.

Messrs. Craddock and Schrock have agreed to serve if elected, and management has no reason to believe that they will be unavailable to serve. In the event either Mr. Craddock or Mr. Schrock is unable or declines to serve as a director at the time of the 2016 annual meeting, proxies will be voted for any nominee who may be proposed by the nominating and governance committee and designated by the present board of directors to fill the vacancy.

Biographical Information Concerning the Class I Director Nominees Elected by the Holders of our Class A Common Stock and Class B Common Stock

Steven C. Craddock, age 67, has served as a member of our board of directors since March 2011. Since March 2012, Mr. Craddock has served as a director of SeaChange International, Inc., a multi-screen video software provider. Since July 2008, Mr. Craddock has also served as President of The Del Ray Group, LLC, a private consulting firm advising companies on strategic and technology developments in the cable television and telecommunications markets. Mr. Craddock retired in 2008 as Senior Vice President, Technology, for Comcast Corporation, a provider of entertainment, information, and communications products and services. From June 1994 until November 2006, he served as Senior Vice President, New Media Development for Comcast. Mr. Craddock was previously a Vice President at Bell Atlantic Corporation for many years serving in technical and operations roles prior to joining Comcast. From April 2002 until its acquisition by Zoran Corporation in December 2010, Mr. Craddock served as a director of Microtune, Inc., a provider of high-performance radio frequency tuners and transceivers. Mr. Craddock holds a professional director certification from the American College of Corporate Directors, a national public company director education and credentialing organization. Mr. Craddock is a licensed professional engineer and holds a Bachelor of Science in Civil Engineering and Electrical Engineering from Virginia Military Institute.

We believe that Mr. Craddock’s financial and business expertise, including a diversified background in the cable television and telecommunications industries, give him valuable qualifications and skills to serve as one of our directors.

Donald E. Schrock, age 70, has served as a member of our board of directors since October 2009. Mr. Schrock retired as Executive Vice President and President of Qualcomm Incorporated’s CDMA Technologies Group in 2003. Mr. Schrock joined Qualcomm in January 1996 as Corporate Vice President. Prior to joining Qualcomm, Mr. Schrock was Group Vice President and Division Manager with GM Hughes Electronics. Prior to working at Hughes, Mr. Schrock was Vice President of Operations with Applied Micro Circuit Corporation. Mr. Schrock also held positions as Vice President/Division Manager at Burr-Brown Corporation and spent 15 years with Motorola Semiconductor. He previously served on the board of directors of the Fabless Semiconductor Association; RMI Corporation, a private fabless semiconductor company acquired by Netlogic Microsystems, Inc.; Patriot Scientific Corporation, a public intellectual property licensing company; Integrated Device Technology, Inc. a semiconductor company; and GlobalFoundries Inc., a private semiconductor wafer fabrication service provider. Mr. Schrock holds a B.S.E.E. with honors from the University of Illinois, has completed the coursework for an M.S.E.E. from Arizona State University, and has an Advanced Business Administration degree from the Arizona State University Center for Executive Development.

We believe Mr. Schrock’s business leadership, operational and financial experience as a result of his experience serving for several years in executive positions for large technology companies, his long history in the technology industry, and his experience serving as a director for other public companies brings valuable industry knowledge and practical experience to our board and qualify him to serve as one of our directors.

Required Vote

Our Class I directors will be elected by a plurality of the votes cast by the holders of Class A common stock and Class B common stock (voting together as a single class). In other words, the two nominees receiving the highest number of “FOR” votes will be elected as Class I directors. Shares of Class A common stock and Class B common stock represented by executed proxies will be voted, if authority to do so is not expressly withheld (as indicated on the proxy card), for the election of Messrs. Craddock and Schrock.

Recommendation

Our board of directors unanimously recommends a vote “FOR” the election of each of Mr.

Craddock and Mr. Schrock as a Class I director elected by the holders of Class A common stock and

Class B common stock, voting together as a single class.

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Class II Directors Continuing in Office until the 2017 Annual Meeting

Curtis Ling, Ph.D., age 50, is a co-founder and has served as our Chief Technical Officer since April 2006. Dr. Ling also serves as a director representing our Class B common stock. From March 2004 to July 2006, Dr. Ling served as our Chief Financial Officer, and from September 2003 to March 2004, as a co-founder, he consulted for us. From July 1999 to July 2003, Dr. Ling served as a principal engineer at Silicon Wave, Inc. From August 1993 to May 1999, Dr. Ling served as a professor at the Hong Kong University of Science and Technology. Dr. Ling received a B.S. in Electrical Engineering from the California Institute of Technology and an M.S. and Ph.D. in Electrical Engineering from the University of Michigan, Ann Arbor.

We believe Dr. Ling’s more than sixteen years of technical and operational experience in the semiconductor industry brings valuable industry knowledge and practical experience to our board and qualifies him to serve as one of our directors.

Albert J. Moyer, age 72, has served as a member of our board of directors since October 2009. Since 2000, Mr. Moyer has served as a private financial consultant. From March 1998 to February 2000, Mr. Moyer served as Executive Vice President and Chief Financial Officer of QAD Inc., a publicly held provider of enterprise resource planning software applications. He subsequently served as a consultant to QAD Inc., assisting in sales operations. From August 1995 to March 1998, Mr. Moyer served as Chief Financial Officer of Allergan Inc., a specialty pharmaceutical company. Previously, Mr. Moyer served as Chief Financial Officer of National Semiconductor Corporation, a semiconductor company. Mr. Moyer also served as Chief Financial Officer of Western Digital Corporation, a manufacturer of hard-disk drives for the personal computer and home entertainment markets. Mr. Moyer serves as Chairman of the Board of CalAmp Corp., a provider of wireless communications solutions and as a director of Collectors Universe, Inc., a third-party grading and authentication service for high-value collectibles. Mr. Moyer previously served as a director of Virco Manufacturing Corporation, a manufacturer of educational furniture, from 2004 to 2013, and Redflex Holdings Group, a provider of traffic enforcement technologies, from 2012 to 2014. Mr. Moyer received his B.S. in finance from Duquesne University and graduated from the Advanced Management Program at the University of Texas, Austin. Mr. Moyer holds a professional director certification from the American College of Corporate Directors, a national public company director education and credentialing organization.

We believe Mr. Moyer’s many years of experience as a chief financial officer for large public companies and his service on the board of directors of several other companies bring substantial financial, accounting, and operational knowledge to our board and qualify him to serve as one of our directors.

Theodore Tewksbury, Ph.D., age 59, has served as a member of our board of directors since May 2015. Dr. Tewksbury served as interim president and chief executive officer of Entropic from November 2014 until MaxLinear’s acquisition of Entropic in April 2015. Dr. Tewksbury also served as a director of Entropic from September 2010 through April 2015. From 2013 to November 2014, Dr. Tewksbury was an independent consultant to technology companies. From 2008 to 2013, Dr. Tewksbury served as the president and chief executive officer and as a member of the board of directors of Integrated Device Technology, Inc., a publicly traded, mixed signal semiconductor solutions company. Prior to joining Integrated Device Technology, he was the president and chief operating officer of AMI Semiconductor, a mixed signal semiconductor company from 2006 to 2008. Prior to that, Dr. Tewksbury served as managing director at Maxim Integrated Products, Inc., a designer, manufacturer and seller of high-performance semiconductor products, from 2000 to 2006. Dr. Tewksbury was a member of the board of directors of the Global Semiconductor Alliance from 2011 to 2013. Dr. Tewksbury holds a B.S. in Architecture and an M.S. and a Ph.D. in Electrical Engineering from the Massachusetts Institute of Technology.

Dr. Tewksbury brings extensive general management and technical expertise to our board. As the former chief executive officer and director of two public companies in our industry, Dr. Tewksbury has relevant semiconductor company leadership and board experience. Moreover, Dr. Tewksbury has a strong technical background, which is an asset to our board given the technical nature of our products and product development processes.

Class III Directors Continuing in Office until the 2018 Annual Meeting

Thomas E. Pardun, age 72, has served as a member of our board of directors since July 2009. From June 2006 to July 2015, Mr. Pardun served on the board of CalAmp Corp., a provider of wireless communications solutions. From April 2007 to November 2015, Mr. Pardun served as non-executive chairman of the board of directors of Western Digital Corporation. Mr. Pardun also served as a director of Western Digital Corporation from January 1993 to November 2015, and from January 2000 to November 2001, he also served as chairman of its board of directors. From May 1996 to July 2000, Mr. Pardun served as president of MediaOne International, Asia-Pacific (formerly US West Asia-Pacific), an owner/operator of international properties in cable television, telephone services and wireless communications. From May 1993 to April 1996, Mr. Pardun served as president and chief executive officer of US West Multimedia Communications, Inc., a communications company, and from June 1988 to April 1993 held numerous other executive positions with US West, Inc. From June 1986 to May 1988, Mr. Pardun was president of the Central Group for Sprint, Inc. as well as president of Sprint’s West Division. From September 1984 to May 1986, he served as senior vice president of United Telecommunications, a predecessor company to Sprint. From June 1965 to August 1984, he held various positions at International Business Machines Corporation. Mr. Pardun also serves on the boards of Finisar Corporation, a provider of optical communications components and subsystems, and Calix, Inc., a provider of broadband communications access systems and software. Mr. Pardun received a B.B.A. in Economics and Marketing from the University of Iowa and Management School Certificates from Harvard Business School, Stanford University, and The Tuck School of Business at Dartmouth College.

We believe Mr. Pardun’s experience serving for many years in executive positions for large communications and technology companies, his long history in the technology industry, and his experience serving as a director and non-executive chairman for other public companies bring valuable industry knowledge and practical experience to our board and qualify him to serve as one of our directors.

Kishore Seendripu, Ph.D., age 46, is a co-founder and has served as our Chairman, President, and Chief Executive Officer since our inception in September 2003. Dr. Seendripu also serves as a director representing our Class B common stock. From July 1998 to July 2002, Dr. Seendripu served in senior engineering roles, most recently as the director of RF & Mixed-Signal IC Design at Silicon Wave, Inc., a designer and developer of radio frequency systems-on-chip for use in wireless and broadband communication systems and products. From December 1997 to July 1998, Dr. Seendripu served as a member of the technical staff at Broadcom Corporation, a manufacturer of networking and communications integrated circuits for data, voice and video applications. From 1996 to December 1997, Dr. Seendripu served as a radio frequency integrated circuit, or RFIC, design engineer at Rockwell Semiconductor Systems, a provider of semiconductor system solutions for personal communications electronics. From 1990 to 1992, Dr. Seendripu served as a research assistant at the Lawrence Berkeley National Laboratories. Dr. Seendripu received an M.S. in Materials Sciences Engineering and a Ph.D. in Electrical Engineering from the University of California at Berkeley, a B. Tech degree from the Indian Institute of Technology, Bombay, India, and an M.B.A. from the Wharton School, University of Pennsylvania.

We believe Dr. Seendripu’s more than eighteen years of technical and management experience in the semiconductor industry bring valuable industry knowledge and practical experience to our board and qualify him to serve as one of our directors.

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PROPOSAL NUMBER 2

APPROVAL OF THE AMENDED AND RESTATED 2010 EQUITY INCENTIVE PLAN

Background of the Proposal

We are asking our stockholders to approve our Amended and Restated 2010 Equity Incentive Plan, which we refer to as the Amended 2010 Plan. In particular, we are seeking stockholder approval of the material terms of the Amended 2010 Plan to extend its term through 2026 and for purposes of complying with Section 162(m) of the Internal Revenue Code of 1986, as amended, which we refer to as Section 162(m). Our board of directors has adopted the Amended 2010 Plan, subject to approval from our stockholders at the 2016 annual meeting. If our stockholders approve the Amended 2010 Plan, it will replace the current version of the 2010 Equity Incentive Plan and will continue in effect through its new term year of 2026, unless terminated earlier by our board of directors. If our stockholders do not approve the Amended 2010 Plan, our 2010 Equity Incentive Plan currently expires in 2020, unless terminated earlier by our board of directors or its designated committee.

Our stockholders are being asked to approve the material terms of the Amended 2010 Plan to allow us to continue to deduct in full for federal income tax purposes the compensation recognized by our executive officers in connection with certain awards granted under the Amended 2010 Plan. Section 162(m) generally denies a corporate tax deduction for annual compensation exceeding $1.0 million paid to the chief executive officer and other “covered employees” as determined under Section 162(m) and applicable guidance. Certain types of compensation, including performance-based compensation, are generally excluded from this deductibility limit, however. To enable compensation in connection with stock options, stock appreciation rights and certain restricted stock grants, restricted stock units, performance shares, and performance units awarded under the Amended 2010 Plan to continue to qualify as “performance-based” within the meaning of Section 162(m), the Amended 2010 Plan limits the sizes of such awards and includes certain performance goals as further described below. Even though the Amended 2010 Plan would permit us to grant awards that qualify as performance-based compensation under Section 162(m), our compensation committee may choose to grant awards that are not intended to qualify as performance-based compensation under Section 162(m) if it determines that doing so would be in our best interests. If our stockholders do not approve the Amended 2010 Plan, we will continue to grant equity awards under the existing 2010 Equity Incentive Plan, as amended to date.

In addition, we are asking our stockholders to approve a new ten-year term for the Amended 2010 Plan such that, if approved, the Amended 2010 Plan would continue in effect through 2026, unless terminated earlier by our board of directors.

We are not requesting that our stockholders approve additional shares of our Class A common stock for issuance under the Amended 2010 Plan other than what is currently provided for under the plan.

The following is a summary of some of the material changes to the Amended 2010 Plan. This comparative summary is qualified in its entirety by reference to the actual text of the Amended 2010 Plan, which is set forth as Appendix A to this proxy statement.

•	The Amended 2010 Plan has been drafted to include limitations to the number of shares that may be granted to our non-employee directors on an annual basis. Specifically, the initial value of awards granted to a single non-employee director in any given company fiscal year may not exceed $700,000. With respect to awards of stock options and stock appreciation right, the value will be calculated in accordance with the Black-Scholes option valuation methodology on the grant date, and with respect to awards other than stock options and stock appreciation rights, the value will be calculated as the product of the fair market value of one share on the grant date of the award and the aggregate number of shares subject to the award.

•	The Amended 2010 Plan will have a new ten-year term commencing on the date of the 2016 Annual Meeting.

•	The Amended 2010 Plan permits the company to grant dividend equivalents to our employees, consultants, and directors.

•	Upon a change of control of the company, awards held by our non-employee directors would fully vest.

The following is a summary of some of the material terms of the Amended 2010 Plan, which have not changed from the current version of the 2010 Equity Incentive Plan. This summary is qualified in its entirety by reference to the actual text of the Amended 2010 Plan, which is attached as Appendix A to this proxy statement.

•	The Amended 2010 Plan includes the following limitations to the number of shares that may be granted, on an annual basis, through individual awards, which is necessary to allow us to continue to be eligible to receive income tax deductions under Section 162(m) (subject to any adjustment provisions contained in the Amended 2010 Plan):

Award Type	Limit During any Fiscal Year
Stock Options	2,000,000 shares
Stock Appreciation Rights	2,000,000 shares
Restricted Stock	1,000,000 shares
Restricted Stock Units	1,000,000 shares
Performance Shares	1,000,000 shares
Performance Units	Initial value of $3,000,000

•	Specific performance criteria are included in the Amended 2010 Plan so that certain awards may be granted subject to or conditioned upon the satisfaction of performance objectives, which in turn will allow us to be eligible to receive income tax deductions under Section 162(m). These performance criteria include: bookings; capital expenditures; cash flow; change in assets; cost of capital; customer retention; customer satisfaction; debt; debt reduction; delivery performance; design wins; earnings before interest and taxes; earnings before interest, taxes, depreciation, and amortization; earnings per share, diluted or basic; earnings per share from continuing operations, diluted or basic; economic value added; expense reduction levels; gross or operating margin; individual objectives; inventory turnover; market share; net asset turnover; net bookings; net earnings; net income; net or gross sales; net profit; new product introductions; operating cash flow; operating earnings; operating expenses; pre-tax profit; productivity; profit; profit margin; return on capital; return on equity; return on investment; return on net assets; return on sales; return on total assets; revenue; stock price; total earnings; total stockholder return; and working capital.

Our board of directors believes that the approval of the Amended 2010 Plan is essential to our continued success. We believe that our employees are our most valuable assets and that the awards permitted under the Amended 2010 Plan are vital to our ability to attract and retain outstanding and highly skilled individuals in the competitive labor markets in which we compete. These awards also are crucial to our ability to motivate our employees to achieve our company goals.

Summary of the Amended 2010 Plan

The following is a summary of the principal features of the Amended 2010 Plan and its operation. The summary is qualified in its entirety by reference to the Amended 2010 Plan, which is attached hereto as Appendix A.

General. The purposes of the Amended 2010 Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentives to our employees, directors and consultants, and to promote the success of our business. These incentives are provided through the grant of incentive stock options to our employees and any of our parent and subsidiary corporations’ employees, and the grant of nonstatutory stock options, stock appreciation rights, restricted stock, restricted stock units, performance units and performance shares to our employees, directors and consultants and our parent and subsidiary corporations’ employees and consultants. As of June 20, 2016, approximately 520 of our employees, directors and consultants were eligible to participate in the Amended 2010 Plan.

Number of Shares of Class A Common Stock Available Under the Amended 2010 Plan. Subject to the provisions of the Amended 2010 Plan, as of June 20, 2016, the maximum aggregate number of shares of Class A common stock that may be issued under the Amended 2010 Plan is 11,520,905 shares, which number includes 5,424,104 of our Class A shares subject to outstanding awards, plus any shares of our Class A common stock subject to stock options or other awards granted which under the MaxLinear, Inc. 2004 Stock Plan, which we refer to as our 2004 plan, that expire or otherwise terminate without having been exercised in full and shares of Class A common stock issued pursuant to awards granted under the 2004 Plan that are forfeited to or repurchased by us, with the maximum number of shares to be added to the Amended 2010 Plan pursuant to this sentence equal to 988,608 shares.

In addition, our Amended 2010 Plan provides for annual increases in the number of shares of Class A common stock available for issuance thereunder on the first day of each fiscal year, beginning with our 2011 fiscal year, equal to the least of:

•	2,583,311 shares of our Class A common stock;

•	4% of the number of shares of our Class A common stock and Class B common stock outstanding on the last day of the immediately preceding fiscal year, calculated on a fully diluted basis; or

•	such other amount as our board of directors may determine.

As of June 20, 2016, there were 11,520,905 shares of our Class A common stock reserved for issuance under the Amended 2010 Plan, including 5,424,104 of our Class A shares subject to outstanding awards and 6,096,801 of our Class A shares available for new awards.

Administration of the Amended 2010 Plan. Our board of directors or a committee of our board of directors may administer the Amended 2010 Plan, and our compensation committee currently acts as the administrator. In the case of awards intended to qualify as “performance-based compensation” within the meaning of Section 162(m), the Amended 2010 Plan will be administered by a committee of two or more “outside directors” within the meaning of Section 162(m). The administrator has the power to determine the terms of the awards, including the exercise price, the number of shares subject to each such award, the exercisability of the awards, and the form of consideration payable upon exercise. The administrator also has the authority to institute an exchange program whereby the exercise prices of outstanding awards may be reduced, outstanding awards may be surrendered or cancelled in exchange for awards of the same type (which may have higher or lower exercise prices and different terms), awards of a different type, and/or cash, or outstanding awards may be transferred to a financial institution or other person or entity selected by the administrator.

Options. The administrator is able to grant nonstatutory stock options and incentive stock options under the Amended 2010 Plan. The administrator determines the number of shares subject to each option, although the Amended 2010 Plan provides that, subject to the adjustment provisions in the Amended 2010 Plan, a participant may not receive options to purchase more than 2,000,000 shares of our Class A common stock in any fiscal year.

The exercise price of options granted under our Amended 2010 Plan must at least be equal to the fair market value of our common stock on the date of grant. The term of an incentive stock option may not exceed ten years, except that with respect to any participant who owns stock representing more than 10% of the voting power of all classes of our outstanding stock as of the grant date, the term must not exceed five years and the exercise price must equal at least 110% of the fair market value on the grant date. Subject to the provisions of the Amended 2010 Plan, the administrator determines the terms of all other options.

After termination of an employee, director or consultant, he or she may exercise his or her option, to the extent vested, for a period of time specified in the option agreement. In the absence of a specified time in the option agreement, the option will remain exercisable for twelve months following a termination due to death or disability and for three months in all other cases. An option generally may not be exercised later than the expiration of its term, however.

Stock Appreciation Rights. Stock appreciation rights may be granted under our Amended 2010 Plan. Stock appreciation rights allow the recipient to receive the appreciation in the fair market value of our common stock between the exercise date and the date of grant. The administrator determines the terms of stock appreciation rights, including when such rights become exercisable and whether to pay the increased appreciation in cash or with shares of our common stock, or a combination thereof except that the per share exercise price for the shares to be issued pursuant to the exercise of a stock appreciation right will be no less than 100% of the fair market value per share on the date of grant. Stock appreciation rights expire under the same rules that apply to stock options. Subject to the adjustment provisions in the Amended 2010 Plan, no participant will be granted stock appreciation rights covering more than 2,000,000 shares during any fiscal year.

Restricted Stock. Restricted stock may be granted under our Amended 2010 Plan. Restricted stock awards are shares of our common stock that vest in accordance with terms and conditions established by the administrator. The administrator will determine the number of shares of restricted stock granted to any employee, but, subject to the adjustment provisions in the Amended 2010 Plan, no participant will be granted a right to purchase or acquire more than 1,000,000 shares of restricted stock during any fiscal year. The administrator may impose whatever conditions to vesting it determines to be appropriate. For example, the administrator may set restrictions based on the achievement of specific performance goals. Shares of restricted stock that do not vest are subject to our right of repurchase or forfeiture.

Restricted Stock Units. Restricted stock units may be granted under our Amended 2010 Plan. Restricted stock units are awards that will result in a payment to a participant at the end of a specified period only if the vesting criteria established by the administrator are achieved or the award otherwise vests. The administrator may impose whatever conditions to vesting, restrictions and conditions to payment it determines to be appropriate. For example, the administrator may set restrictions based on the achievement of specific performance goals, on the continuation of service or employment or any other basis determined by the administrator. Payments of earned restricted stock units may be made, in the administrator’s discretion, in cash or with shares of our common stock, or a combination thereof. The administrator determines the number of restricted stock units granted to any participant, but, subject to the adjustment provisions in the Amended 2010 Plan, no participant may be granted more than 1,000,000 restricted stock units during any fiscal year.

Performance Units and Performance Shares. Performance units and performance shares may be granted under our Amended 2010 Plan. Performance units and performance shares are awards that will result in a payment to a participant only if performance goals established by the administrator are achieved or the awards otherwise vest. The administrator will establish organizational or individual performance goals in its discretion, which, depending on the extent to which they are met, will determine the number and/or the value of performance units and performance shares to be paid out to participants. During any fiscal year, and subject to the adjustment provisions in the Amended 2010 Plan, no participant will receive more than 1,000,000 performance shares, and no participant will receive performance units having an initial value greater than $3,000,000. Performance units shall have an initial dollar value established by the administrator prior to the grant date. Performance shares shall have an initial value equal to the fair market value of our common stock on the grant date. Payment for performance units and performance shares may be made in cash or in shares of our common stock with equivalent value, or in some combination, as determined by the administrator.

Dividend Equivalents. The administrator, in its discretion, may provide in the award agreement that the participant will be entitled to receive dividend equivalents with respect to the payment of cash dividends on shares having a record date prior to the date on which the awards are settled or forfeited. The dividend equivalents, if any, will be credited to an award in such manner and subject to such terms and conditions as determined by the administrator in its sole discretion. Dividend equivalents will be subject to the fiscal year Section 162(m) limits applicable to the underlying award.

Performance Goals. Awards of restricted stock, restricted stock units, performance shares, performance units and other incentives under the Amended 2010 Plan may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Section 162(m) and may provide for a targeted level or levels of achievement using one or more of the following measures: bookings; capital expenditures; cash flow; change in assets; cost of capital; customer retention; customer satisfaction; debt; debt reduction; delivery performance; design wins; earnings before interest and taxes; earnings before interest, taxes, depreciation, and amortization; earnings per share, diluted or basic; earnings per share from continuing operations, diluted or basic; economic value added; expense reduction levels; gross or operating margin; individual objectives; inventory turnover; market share; net asset turnover; net bookings; net earnings; net income; net or gross sales; net profit; new product introductions; operating cash flow; operating earnings; operating expenses; pre-tax profit; productivity; profit; profit margin; return on capital; return on equity; return on investment; return on net assets; return on sales; return on total assets; revenue; stock price; total earnings; total stockholder return; and working capital. The performance goals may differ from participant to participant and from award to award, may be used alone or in combination, may be used to measure our performance as a whole or the performance of one of our business units, and may be measured relative to a peer group or index.

To the extent necessary to comply with the performance-based compensation provisions of Section 162(m), with respect to any award granted subject to performance goals, no later than the latest possible date that will not jeopardize the qualification of an award granted under the Amended 2010 Plan as “performance-based compensation” under Section 162(m), the administrator will, in writing: (i) designate one or more participants to whom an award will be made, (ii) select the performance goals applicable to the performance period, (iii) establish the performance goals, and amounts or methods of computation of such awards, as applicable, which may be earned for such performance period, and (iv) specify the relationship between performance goals and the amounts or methods of computation of such awards, as applicable, to be earned by each participant for such performance period. Following the completion of each performance period, the administrator will certify in writing whether the applicable performance goals have been achieved for such performance period. In determining the amounts earned by a participant, the administrator will have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the administrator may deem relevant to the assessment of individual or corporate performance for the performance period. A participant will be eligible to receive payment pursuant to an award for a performance period only if the performance goals for such period are achieved, unless otherwise permitted by Section 162(m) and determined by the administrator. The administrator may in its discretion grant awards that are not intended to qualify as “performance-based compensation” under 162(m), including awards that are based on performance goals or other specific criteria or goals and do not satisfy the requirements of 162(m).

Individual Award Limitations. The Amended 2010 Plan contains annual grant limits intended to satisfy certain Section 162(m) requirements. Specifically, the maximum number of shares and/or dollars which could be issued to any one individual in any fiscal year pursuant to the Amended 2010 Plan is as follows:

Award Type	Annual Number of Shares or Dollar Value
Stock Option	2,000,000
Stock Appreciation Right	2,000,000
Restricted Stock Units	1,000,000
Restricted Stock	1,000,000
Performance Shares	1,000,000
Performance Units	Initial Value of $3,000,000

Limits on Awards Granted to Non-Employee Directors. During any fiscal year, none of our non-employee directors will be granted awards having an initial value greater than $700,000 under our Amended 2010 Plan as described in the proposal. With respect to awards of stock options and stock appreciation rights, the value will be calculated in accordance with the Black-Scholes option valuation methodology on the grant date, and with respect to awards other than stock options and stock appreciation rights, the value will be calculated as the product of the fair market value of one share on the grant date of the award and the aggregate number of shares subject to the award.

Transferability of Awards. Unless the administrator provides otherwise, our Amended 2010 Plan generally does not allow for the transfer of awards and only the recipient of an option or stock appreciation right may exercise such an award during his or her lifetime.

Certain Adjustments. In the event of certain changes in our capitalization, to prevent diminution or enlargement of the benefits or potential benefits available under the Amended 2010 Plan, the administrator will make adjustments to one or more of the number and class of shares that may be delivered under the Amended 2010 Plan and/or the number, class and price of shares covered by each outstanding award and the numerical share limits contained in the Amended 2010 Plan. For purposes of clarification, if the outstanding shares of the Class A common stock and Class B common stock convert into a single class of common stock in accordance with the terms of MaxLinear’s Certificate of Incorporation, references to either the Class A or the Class B common stock under the Amended 2010 Plan will become references to the single class of common stock of MaxLinear and the adjustment of the shares available for issuance under the Amended 2010 Plan and outstanding awards will be made on a one-for-one basis and no adjustment will be made to the exercise or purchase price relating to any outstanding award.

Dissolution or Liquidation. In the event of our proposed liquidation or dissolution, the administrator will notify participants as soon as practicable prior to the effective date of such proposed transaction, and all awards, to the extent that they have not been previously exercised, will terminate immediately prior to the consummation of such proposed transaction.

Change in Control. Our Amended 2010 Plan provides that in the event of a merger or change in control, as defined in the Amended 2010 Plan, each outstanding award will be treated as the administrator determines, including, without limitation, that awards may be assumed or substituted for by the acquiring or succeeding corporation, awards may be terminated immediately prior to the consummation of the merger or change in control, awards may vest in whole or in part prior to or upon consummation of the merger or change in control and, to the extent the administrator determines, terminate on the effectiveness of the merger or change in control, or awards may be terminated in exchange for cash and/or property or replaced with other rights or property. If a successor corporation does not assume or substitute an equivalent award for any outstanding award, then such award will fully vest, all restrictions on such award will lapse and all performance goals or other vesting criteria applicable to such award will be deemed achieved at 100% of target levels. Additionally, if a successor corporation does not assume or substitute an option or stock appreciation right, the administrator will notify the participant in writing or electronically that such award will be exercisable for a specified period of time determined by the administrator prior to the transaction, and such award will then terminate upon the expiration of such period. The administrator will not be required to treat all awards similarly in the event of a merger or change in control. Further, in the event of a merger or change in control, all awards held by the non-employee members of our board of directors will fully vest, all restrictions on such awards will lapse and all performance goals or other vesting criteria applicable to such awards will be deemed achieved at 100% of target levels.

Plan Amendments and Termination. Our Amended 2010 Plan will automatically terminate in 2026, unless we terminate it sooner. In addition, the administrator has the authority to amend, alter, suspend or terminate the Amended 2010 Plan provided such action does not impair the rights of any participant unless mutually agreed to in writing by the participant and us.

Number of Awards Granted to Employees, Consultants, and Directors

The number of awards that an employee, director, or consultant may receive under the Amended 2010 Plan is in the discretion of our compensation committee and therefore cannot be determined in advance. Our executive officers are eligible to receive awards under the Amended 2010 Plan and, accordingly, our executive officers have an interest in this proposal. The following table sets forth the aggregate number of shares of Class A common stock subject to restricted stock units granted under the 2010 Equity Incentive Plan to our named executive officers during the last fiscal year. We did not grant any stock options to our named executive officers during the last fiscal year.

Name of Individual or Group	Number of Options Granted	Weighted Average Per Share Exercise Price of Options	Number of Restricted Stock Units Granted
Kishore Seendripu, Ph.D., President and Chief Executive Officer	—	—	191,836
Adam C. Spice, Chief Financial Officer	—	—	93,939
Curtis Ling, Ph.D., Chief Technical Officer	—	—	70,427
Madhukar Reddy, Ph.D., Vice President, Central Engineering	—	—	73,683
William G. Torgerson, Vice President and General Manager, Broadband Group	—	—	59,357
All executive officers, as a group	—	—	577,623
All directors who are not executive officers, as a group	—	—	66,535	(1)
All employees who are not executive officers, as a group	—	—	2,370,460

(1)	This number reflects the number of restricted stock awards that were granted to members of our board of directors who are not executive officers.

Federal Tax Aspects

The following paragraphs are a summary of the general federal income tax consequences to U.S. taxpayers and use of awards granted under the Amended 2010 Plan. Tax consequences for any particular individual may be different.

Nonstatutory Stock Options. No taxable income is reportable when a nonstatutory stock option with an exercise price at least equal to the fair market value of the underlying stock on the date of grant is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the shares purchased over the exercise price of the option. Any taxable income recognized in connection with an option exercise by an employee of MaxLinear is subject to tax withholding by us. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Incentive Stock Options. No taxable income is reportable when an incentive stock option is granted or exercised (except for purposes of the alternative minimum tax, in which case taxation is the same as for nonstatutory stock options). If the participant exercises the option and then later sells or otherwise disposes of the shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the shares before the end of the two- or one-year holding periods described above, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option.

Stock Appreciation Rights. No taxable income is reportable when a stock appreciation right with an exercise price equal to the fair market value of the underlying stock on the date of grant is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Restricted Stock, Restricted Stock Units, Performance Units and Performance Shares. A participant generally will not have taxable income at the time an award of restricted stock, restricted stock units, performance shares or performance units, are granted. Instead, he or she will recognize ordinary income in the first taxable year in which his or her interest in the shares underlying the award becomes either (i) freely transferable, or (ii) no longer subject to substantial risk of forfeiture. However, the recipient of a restricted stock award may elect to recognize income at the time he or she receives the award in an amount equal to the fair market value of the shares underlying the award (less any cash paid for the shares) on the date the award is granted.

Medicare Surtax. Beginning in 2013, a participant’s annual “net investment income”, as defined in section 1411 of the Internal Revenue Code, may be subject to a 3.8% federal surtax (generally referred to as the “Medicare Surtax”). Net investment income may include capital gain and/or loss arising from the disposition of shares subject to a participant’s awards under the Amended 2010 Plan. Whether a participant’s net investment income will be subject to the Medicare Surtax will depend on the participant’s level of annual income and other factors.

Tax Effect for Us. We generally will be entitled to a tax deduction in connection with an award under the Amended 2010 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option). Special rules limit the deductibility of compensation paid to our chief executive officer and to “covered employees” within the meaning of Section 162(m). Under Section 162(m), the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, we can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met. These conditions include stockholder approval of the Amended 2010 Plan, setting limits on the number of awards that any individual may receive and for awards other than certain stock options, establishing performance criteria that must be met before the award actually will vest or be paid. The Amended 2010 Plan has been designed to permit the administrator to grant awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby permitting us to continue to receive a federal income tax deduction in connection with such awards.

Section 409A. Section 409A of the Internal Revenue Code, or Section 409A, places certain requirements on non-qualified deferred compensation arrangements. These include requirements with respect to an individual’s election to defer compensation and the individual’s selection of the timing and form of distribution of the deferred compensation. Section 409A also generally provides that distributions must be made on or following the occurrence of certain events (e.g., the individual’s separation from service, a predetermined date, or the individual’s death). Section 409A imposes restrictions on an individual’s ability to change his or her distribution timing or form after the compensation has been deferred. For certain individuals who are officers, subject to certain exceptions, Section 409A requires that such individual’s distribution commence no earlier than six months after such officer’s separation from service.

Awards granted under the Amended 2010 Plan with a deferral feature will be subject to the requirements of Section 409A. If an award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as possible interest charges and penalties. In addition, certain states, such as California, have adopted similar provisions that impose similar penalty taxes.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECTS OF FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY WITH RESPECT TO AWARDS UNDER THE AMENDED 2010 PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

Purpose for Recommending Approval of the Amended 2010 Plan

We believe that the amendment and restatement of the 2010 Equity Incentive Plan and the approval of its material terms is essential to our continued success. Our employees are our most valuable asset. Stock options and other awards such as those provided under the Amended 2010 Plan will substantially assist us in continuing to attract and retain employees and non-employee directors in the extremely competitive labor markets in which we compete. Such awards also are crucial to our ability to motivate employees to achieve our goals. We will benefit from increased stock ownership by selected executives, other employees, and non-employee directors.

Required Vote

Approval of the Amended 2010 Plan requires the affirmative “FOR” vote of a majority of the votes cast by holders of shares of our Class A common stock and Class B common stock, with the Class A common stock having one vote per share and the Class B common stock having ten votes per share. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions are deemed to be votes cast and have the same effect as a vote against the proposal. Broker non-votes are not deemed to be votes cast, are not included in the tabulation of voting results on this proposal, and will not affect the outcome of voting on this proposal.

Recommendation

Our board of directors unanimously recommends a “FOR” vote for the approval of the Amended and

Restated 2010 Equity Incentive Plan.

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PROPOSAL NUMBER 3

APPROVAL OF AN AMENDMENT TO THE 2010 EMPLOYEE STOCK PURCHASE PLAN

Background of the Proposal

We are asking our stockholders to approve our amended 2010 Employee Stock Purchase Plan, which we refer to as the Amended Purchase Plan. In particular, we are seeking stockholder approval of a new ten-year term for the Amended Purchase Plan. Our board of directors has adopted the Amended Purchase Plan, subject to approval from our stockholders at the 2016 annual meeting. If approved, the Amended Purchase Plan will continue in effect through its new term year of 2026, unless terminated earlier by our board of directors or its designated committee. If our stockholders do not approve the Amended Purchase Plan, the current 2010 Employee Stock Purchase Plan will continue in accordance with its current terms and will expire in 2020, unless terminated earlier by our board of directors or its designated committee.

We are not requesting that our stockholders approve additional shares of our Class A common stock for sale under the Amended Purchase Plan.

The only material change to the Amended Purchase Plan is a new ten-year term commencing on the date of the 2016 annual meeting. This comparative summary is qualified in its entirety by reference to the actual text of the Amended Purchase Plan, which is attached to this proxy statement as Appendix B.

Summary of the Amended Purchase Plan

The following is a summary of the principal features of the Amended Purchase Plan and its operation. The summary is qualified in its entirety by reference to the Amended Purchase Plan, which is attached to this proxy statement as Appendix B.

General. The purpose of the Amended Purchase Plan is to provide employees with an opportunity to purchase our Class A common stock through payroll deductions and other permitted contributions. The Amended Purchase Plan was originally adopted by our board of directors and approved by our stockholders in 2010.

Authorized Shares. Subject to the provisions of the Amended Purchase Plan, as of June 20, 2016, the maximum number of shares of Class A common stock available for sale under the Amended Purchase Plan is 1,086,221, plus an annual increase to be added on the first day of each fiscal year commencing after January 1, 2017, equal to the least of (i) 968,741 shares of our Class A common stock, (ii) shares of Class A common stock representing 1.25% of the outstanding shares of our Class A common stock and Class B common stock on such date, or (iii) an amount determined by the administrator.

Administration. Our board of directors or a committee appointed by our board of directors administers the Amended Purchase Plan, and our compensation committee currently acts as administrator. All questions of interpretation or application of the Amended Purchase Plan are determined by the administrator and its decisions are final and binding upon all participants.

Eligibility. Generally, each of our (or our designated subsidiaries) common law employees whose customary employment with us (or one of our designated subsidiaries) is at least twenty hours per week and more than five months in a calendar year is eligible to participate in the Amended Purchase Plan; except that no employee will be granted an option under the Amended Purchase Plan (i) to the extent that, immediately after the grant, such employee would own or have the right to purchase 5% or more of the total combined voting power or value of all classes of our capital stock or any parent or subsidiary, or (ii) to the extent that his or her rights to purchase stock under all of our or any parent or subsidiary employee stock purchase plans accrues at a rate which exceeds $25,000 worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time. As of June 20, 2016, approximately 325 employees, including all of our executive officers (other than our chief executive officer), were eligible to participate in the Amended Purchase Plan.

Offering Period. Unless the administrator determines otherwise, each offering period under the Amended Purchase Plan will have a duration of approximately six months, commencing on the first trading day on or after May 15 and November 15 of each year and terminating on the following November 15 and May 15, or the next trading day if May 15 or November 15 is not a trading day.

To participate in the Amended Purchase Plan, an eligible employee must authorize contributions, generally in the form of payroll deductions, pursuant to the Amended Purchase Plan, which may not exceed 15% of a participant’s eligible compensation (which generally includes base straight time gross earnings, commissions (to the extent such commissions are an integral, recurring part of compensation), overtime and shift premiums, but exclusive of payments for incentive compensation, bonuses and other compensation) during the offering period, unless the administrator provides otherwise. During an offering period, a participant may decrease the rate of contributions in an offering period within limits set by the Amended Purchase Plan and the administrator.

Once an employee becomes a participant in the Amended Purchase Plan, the employee continues to participate in each successive offering period until the employee withdraws from the Amended Purchase Plan or the employee’s employment with us or one of our designated subsidiaries terminates. On the first trading day of each offering period, each participant is granted an option to purchase shares of our common stock. The option expires at the end of the offering period, or potentially earlier in connection with an employee’s termination (described below), and is exercised on the last trading day of the offering period to the extent of the contributions accumulated during such offering period.

Purchase Price. The Amended Purchase Plan permits shares of our Class A common stock to be purchased at a purchase price of 85% of the lesser of the fair market value of the common stock on (i) the first trading day of the offering period, or (ii) the last trading day of the offering period, subject to any limitations determined by the administrator. The fair market value of our common stock on any relevant date is the closing price per share as reported on the New York Stock Exchange, or the mean of the closing bid and ask prices if no sales are reported, as quoted on such exchange or reported in The Wall Street Journal.

Payment of Purchase Price; Payroll Deductions. The purchase price for the shares purchased under the Amended Purchase Plan is accumulated by payroll deductions or other contributions throughout each offering period. The number of shares of our common stock a participant may purchase in each offering period (or purchase period, if the offering period is divided into purchase periods) is determined by dividing the total amount of payroll deductions and contributions accumulated during that period by the purchase price, subject to any limitations imposed by the administrator. Currently, as the Amended Purchase Plan is implemented, a participant may not purchase more than 3,125 shares during each offering period (or purchase period, if the offering period is divided into purchase periods), although the administrator has the ability to change that limit. During an offering period, a participant may discontinue his or her participation in the Purchase Plan, and may decrease the rate of contributions within limits set by the administrator.

All contributions made for a participant are credited to the participant’s account under the Amended Purchase Plan, are withheld in whole percentages only and are included with our general funds, which are used for general corporate purposes. Except as provided in the Amended Purchase Plan, a participant may not make any additional payments into his or her account.

Withdrawal. Generally, a participant may withdraw from an offering period at any time by written or electronic notice to us without affecting his or her eligibility to participate in future offering periods. However, once a participant withdraws from a particular offering period, that participant may not participate again in the same offering period. In addition, to participate in a subsequent offering period, the participant must deliver to us a new enrollment agreement.

Termination of Employment. Upon termination of a participant’s employment for any reason, including disability or death, he or she will be deemed to have elected to withdraw from the Amended Purchase Plan, the contributions credited to the participant’s account at that time will be returned to him or her (or, in the case of death, to the person or persons entitled thereto), and the participant’s participation in the Amended Purchase Plan will automatically terminate.

Changes in Capitalization. Subject to any required action by our stockholders, the number and class of shares reserved under the Amended Purchase Plan, the number and price per share at which shares may be purchased in a pending offering period, and any share limitations contained in the Amended Purchase Plan will be adjusted by the administrator for any change in our common stock (whether by dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange). For purposes of clarification, if the outstanding shares of the Class A common stock and Class B common stock convert into a single class of common stock in accordance with the terms of MaxLinear’s Certificate of Incorporation, references to either the Class A or the Class B common stock under the Amended Purchase Plan will become references to the single class of common stock of MaxLinear and the adjustment of the shares available for delivery under the Amended Purchase Plan and outstanding options will be made on a one-for-one basis and no adjustment will be made to the purchase price relating to any outstanding option.

Dissolution or Liquidation. In the event of our proposed dissolution or liquidation, the administrator will shorten all offering periods then in progress by setting a new ending date, and all pending offering periods will end on that date. The new ending date must be prior to the dissolution or liquidation. If the administrator shortens any offering period then in progress, the administrator will notify each participant prior to the new ending date that the ending date has been changed to the new date and that purchases under the Amended Purchase Plan will occur automatically on that new date, unless the participant withdraws from the offering period.

Merger or Change of Control. In the event of any merger or “change in control,” as defined in the Amended Purchase Plan, the successor corporation, or a parent or subsidiary of the successor corporation, may assume or substitute for the Amended Purchase Plan with respect to any pending offering periods at that time. In the event the successor corporation refuses to assume or substitute for the Amended Purchase Plan, the administrator will shorten all offering periods then in progress by setting a new ending date, and all offering periods will end on the new ending date. The new exercise date must be prior to the effective date of the merger or change of control. If the administrator shortens any offering period then in progress, the administrator will notify each participant prior to the new ending date that the ending date has been changed to the new date and that purchases under the Amended Purchase Plan will occur automatically on that new date, unless the participant withdraws from the offering period.

Amendment and Termination of the Amended Purchase Plan. The administrator may at any time terminate or amend the Amended Purchase Plan. Generally, however, no such termination can adversely affect offering periods then in progress, other than that the administrator can change the length of any such offering period. If our stockholders approve the Amended Purchase Plan, the Amended Purchase Plan will have a ten-year term from the date of the 2016 Annual Meeting.

Summary of U.S. Federal Income Tax Consequences

The following brief summary of the effect of federal income taxation upon the participant and us with respect to the shares purchased under the Amended Purchase Plan does not purport to be complete, and does not discuss the tax consequences of a participant’s death or the income tax laws of any state or foreign country in which the participant may reside.

The Amended Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Internal Revenue Code of 1986, as amended. Under these provisions, no income will be taxable to a participant until the shares purchased under the Amended Purchase Plan are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax in an amount that depends upon the holding period. If the shares are sold or otherwise disposed of more than two years from the first day of the applicable offering period and more than one-year from the applicable date of purchase, the participant will recognize ordinary income equal to the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (b) an amount equal to 15% of the fair market value of the shares as of the first day of the applicable offering period. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of these holding periods, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on how long the shares have been held from the date of purchase. We generally are not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by participants upon a sale or disposition of shares prior to the expiration of the holding periods described above.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY UNDER THE AMENDED PURCHASE PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

Participation by Employees, Officers and Directors

Participation in the Amended Purchase Plan is voluntary and is dependent on each eligible employee’s election to participate and his or her determination as to the level of payroll deductions. Accordingly, future purchases under the Amended Purchase Plan are not determinable. Non-employee directors are not eligible to participate in the Purchase Plan. Dr. Seendripu is not eligible to participate in the Amended Purchase Plan because he holds in excess of five percent (5%) of our outstanding shares. For illustrative purposes, the following table sets forth (i) the number of shares of our common stock that were purchased during the last fiscal year under the Amended Purchase Plan, (ii) the average price per share paid for such shares, and (iii) the average fair market value at the date of purchase.

Name of Individual or Group	Number of Shares Purchased	Average Per Share Purchase Price ($)	Average Fair Market Value at Date of Purchase ($)
Kishore Seendripu, Ph.D., President and Chief Executive Officer	—	—	—
Adam C. Spice, Chief Financial Officer	3,223	$6.60	$11.05
Curtis Ling, Ph.D., Chief Technical Officer	3,157	$6.73	$11.55
Madhukar Reddy, Ph.D., Vice President, Central Engineering	3,393	$6.26	$9.83
William G. Torgerson, Vice President and General Manager, Broadband Group	—	—	—
All current executive officers, as a group	13,947	$6.55	$10.90
All directors who are not executive officers, as a group	—	—	—
All employees who are not executive officers, as a group	503,421	$7.01	$12.57

Required Vote

Approval of the Amended 2010 Plan requires the affirmative “FOR” vote of a majority of the votes cast by holders of shares of our Class A common stock and Class B common stock, with the Class A common stock having one vote per share and the Class B common stock having ten votes per share. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions are deemed to be votes cast and have the same effect as a vote against the proposal. Broker non-votes are not deemed to be votes cast, are not included in the tabulation of voting results on this proposal, and will not affect the outcome

Recommendation of Board of Directors

Our board of directors unanimously recommends a vote “FOR” the approval of the amendment to the 2010 Employee Stock Purchase Plan.

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PROPOSAL NUMBER 4

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, was enacted on July 21, 2010. As required by the Dodd-Frank Act (and specifically Section 14A of the Securities Exchange Act of 1934, as amended), we are asking our stockholders to approve, on an advisory basis, the compensation of our named executive officers as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on the compensation of our named executive officers.

Compensation Program and Philosophy

Our compensation committee establishes our executive compensation philosophy and oversees our executive compensation programs. We believe that it is appropriate to seek the views of our stockholders on the design and effectiveness of our executive compensation program. At our 2011 annual meeting of stockholders, we held our first non-binding, advisory stockholder vote on executive compensation under the Dodd-Frank Act. The advisory vote on executive compensation received approximately 97%, 98%, 96%, and 96% support of the votes cast by stockholders in 2011, 2012, 2013, 2014, and 2015, respectively. As an advisory vote, the results of this stockholder vote are not binding upon us; however, our compensation committee, which is responsible for designing and administering our executive compensation program, values the opinions expressed by stockholders in their vote and considered the outcome of this vote when it made compensation decisions for named executive officers. In addition, at our 2011 annual meeting of stockholders, the stockholders approved holding the advisory vote every year, which we believe will allow for a meaningful evaluation period of performance against our compensation practices. Under our compensation committee’s supervision, we have implemented compensation policies, plans, and programs intended to achieve the following objectives:

•	to attract and retain talented and experienced executives;

•	to motivate and reward executives whose knowledge, skills and performance are critical to our success;

•	to ensure fairness among the executive management team by recognizing the contributions each executive makes to our success; and

•	to incentivize our executives to manage our business to meet our long-term objectives and the long-term objectives of our stockholders.

Under this program, our named executive officers are rewarded for the achievement of specific short-term and long-term goals that enhance stockholder value. Stockholders are urged to read the Compensation Discussion and Analysis section of this proxy statement, which describes our executive compensation program and contains information about the fiscal year 2015 compensation of our named executive officers. The compensation committee and our board of directors believe that our compensation design and practices are effective in implementing our executive compensation goals.

We are asking our stockholders to indicate their support for the compensation of our named executive officers as described in this proxy statement by voting in favor of the following resolution:

“RESOLVED, that the stockholders hereby approve, on an advisory basis in a non-binding vote, the compensation of MaxLinear, Inc.’s named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including the section captioned “Executive Compensation,” the subsection captioned “Compensation Discussion and Analysis,” the tabular disclosures regarding executive compensation, and the accompanying narrative disclosures set forth in the proxy statement relating to MaxLinear’s 2016 annual meeting of stockholders.”

Required Vote

The affirmative “FOR” vote of a majority of the votes cast on the proposal is required to approve, on an advisory basis, the compensation awarded to named executive officers for the year ended December 31, 2015. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions and broker non-votes are not deemed to be votes cast, are not included in the tabulation of voting results on this proposal, and will not affect the outcome of voting on this proposal.

Even though this say-on-pay vote is advisory and, therefore, will not be binding on us, our compensation committee and our board of directors value the opinions of our stockholders. Accordingly, to the extent there is a significant vote against the compensation of our named executive officers, we will consider our stockholders’ concerns, and the compensation committee will evaluate what actions may be necessary or appropriate to address those concerns.

Recommendation

Our board of directors unanimously recommends a vote “FOR” the approval, on an advisory basis, of the compensation of our named executive officers as disclosed in this proxy statement.

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PROPOSAL NUMBER 5

RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee has appointed Grant Thornton LLP as MaxLinear’s independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2016 and recommends that stockholders vote in favor of the ratification of such appointment. On May 26, 2016, the audit committee approved the dismissal of Ernst & Young LLP as MaxLinear’s independent registered public accounting firm. Effective May 31, the audit committee approved the engagement of Grant Thornton LLP as our independent registered public accounting firm.

The audit reports of Ernst & Young LLP on MaxLinear’s consolidated financial statements as of and for the years ended December 31, 2014 and 2015 did not contain an adverse opinion or a disclaimer of opinion, nor were they modified or qualified as to uncertainty, audit scope, or accounting principles.

During the years ended December 31, 2014 and 2015, and the subsequent interim period through May 26, 2016, there were no disagreements with Ernst & Young LLP on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure that, if not resolved to Ernst & Young LLP’s satisfaction, would have caused Ernst & Young LLP to make reference to the matter in their reports. There were no reportable events (as that term is described in Item 304(a)(1)(v) of Regulation S-K) during the fiscal years ended December 31, 2014 and 2015, or during the subsequent interim period through May 26, 2016.

The Company requested Ernst & Young LLP to furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made above. That letter is attached as Exhibit 16.1 to our current report on Form 8-K filed on June 2, 2016.

On May 31, 2016, the audit committee engaged Grant Thornton LLP as MaxLinear’s independent registered public accounting firm. The audit committee participated in and approved the decision to engage Grant Thornton LLP.

During the fiscal years ended December 31, 2014 and 2015 and through May 26, 2016, neither MaxLinear nor anyone acting on its behalf consulted with Grant Thornton LLP regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to MaxLinear nor oral advice was provided that Grant Thornton LLP concluded was an important factor considered by MaxLinear in reaching a decision as to the accounting, auditing or financial reporting issue or (ii) any matter that was either the subject of a disagreement (as that term is described in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as that term is described in Item 304(a)(1)(v) of Regulation S-K).

Ratification of Appointment

At the annual meeting, stockholders are being asked to ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2016.

Notwithstanding Grant Thornton LLP’s appointment and even if stockholders ratify the appointment, our audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the audit committee believes that such a change would be in the best interests of MaxLinear and its stockholders. Our audit committee is submitting the appointment of Grant Thornton LLP to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. If the appointment is not ratified by our stockholders, our audit committee may reconsider whether it should appoint another independent registered public accounting firm.

Representatives of Grant Thornton LLP are expected to attend the annual meeting, where they will be available to respond to appropriate questions and, if they desire, to make a statement.

Required Vote

Ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016 requires the affirmative “FOR” vote of a majority of the votes cast on the proposal. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions and broker non-votes are not deemed to be votes cast, are not included in the tabulation of voting results on this proposal, and will not affect the outcome of voting on this proposal.

Recommendation

Our board of directors unanimously recommends a vote “FOR” the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016.

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Principal Accounting Fees and Services

The following table presents fees billed for professional audit and other services rendered to us by Ernst & Young LLP for the years ended December 31, 2015 and December 31, 2014.

	2015	2014
Audit Fees(1)	$1,540,543	$708,030
Audit-Related Fees(2)	1,995	1,995
Tax Fees(3)	389,070	40,558
All Other Fees	—	—

Total	$1,931,608	$750,583

(1)	Audit fees include services rendered for quarterly, annual and other SEC filing activities, along with those audit services related to the Entropic acquisition.
(2)	Audit-related fees relate to online subscription for accounting information.
(3)	Tax fees include analysis of research and development tax credits and net operating loss carryforwards, general tax consulting, and Entropic acquisition related tax services

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services

Consistent with the requirements of the SEC and the Public Company Accounting Oversight Board, or PCAOB, regarding auditor independence, our audit committee has responsibility for appointing, setting compensation, and overseeing the work of our independent registered public accounting firm. In recognition of this responsibility, our audit committee has established a policy for the pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm.

Prior to the engagement of the independent registered public accounting firm for the next year’s audit, management submits a list of services falling within the four categories below expected to be rendered by the firm during that year and the related fees to the audit committee for approval.

1. Audit services include audit work performed on the financial statements, as well as work, including information systems and procedural review and testing, that is required to be performed by the independent registered public accounting firm to allow the firm to form an opinion on our financial statements. Audit services also include services that only the independent registered public accounting firm can reasonably be expected to provide, including comfort letters and statutory audits.

2. Audit-related services are for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and/or internal control over financial reporting or that are traditionally performed by the independent registered public accounting firm and include due diligence related to mergers and acquisitions, audits of employee benefit plans and special procedures required to meet certain regulatory requirements.

3. Tax services include services such as tax compliance, tax planning and tax advice, as long as such services do not impair the independence of the independent registered public accounting firm and are consistent with the SEC’s rules on auditor independence.

4. All other services are those services not captured in the audit, audit-related, or tax categories.

Prior to engagement, the audit committee pre-approves the independent registered public accounting firm’s services within each of the four categories described above and the fees for each category are budgeted. The audit committee requires the independent registered public accounting firm and management to report actual fees versus the budgeted amount periodically throughout the year by category of services. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval categories. In those instances, the audit committee requires specific pre-approval before engaging the independent registered public accounting firm.

The audit committee may delegate pre-approval authority to one or more of its members provided that such member must report, for informational purposes only, any pre-approval decisions to the audit committee at its next scheduled meeting.

The audit committee has determined that the rendering of services other than audit services by Ernst & Young LLP is consistent with maintaining Ernst & Young LLP’s independence.

Report of the Audit Committee

The audit committee assists the board in fulfilling its oversight responsibility over MaxLinear’s financial reporting process. It is not the duty of the committee to plan or conduct audits, to prepare MaxLinear’s financial statements, or to assess MaxLinear’s internal controls over financial reporting. Management has the primary responsibility for preparing the financial statements and assuring their accuracy, effectiveness, and completeness. Management is also responsible for the reporting process, including the system of internal controls. The independent registered public accounting firm is responsible for auditing MaxLinear’s financial statements and internal control over financial reporting and expressing its opinion as to whether the statements present fairly, in accordance with accounting principles generally accepted in the United States, MaxLinear’s financial condition, results of operations, and cash flows. The audit committee does, however, consult with management and the independent registered public accounting firm prior to the presentation of financial statements to stockholders and, as appropriate, initiates inquiries into various aspects of MaxLinear’s financial affairs.

Unless the committee has reason to question its reliance on management or the independent registered public accounting firm, the members of the committee necessarily rely on information provided to them by and on the representations made by management and the independent registered public accounting firm. Accordingly, the audit committee’s oversight does not provide an independent basis to determine that management has applied appropriate accounting and financial reporting principles. Furthermore, the audit committee’s authority and oversight responsibilities do not independently assure that the audits of MaxLinear’s financial statements have been carried out in accordance with the standards of the Public Company Accounting Oversight Board (PCAOB) or that the financial statements are presented in accordance with accounting principles generally accepted in the United States.

In this context, the committee has met and held discussions with management and the independent registered public accounting firm regarding MaxLinear’s audited 2015 consolidated financial statements (including the quality of MaxLinear’s accounting principles). Management represented to the committee that MaxLinear’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the committee consulted with management and the independent registered public accounting firm prior to approving the presentation of the audited 2015 consolidated financial statements to stockholders. The committee discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standard No. 16, Communications with Audit Committees, as adopted by the PCAOB.

The audit committee has received and discussed with the independent registered public accounting firm the auditor’s independence from MaxLinear and its management. As part of that review, the committee received the written disclosures and letter required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence. The committee has also considered whether the provision of non-audit services by the independent registered public accounting firm is compatible with, or has compromised, the auditor’s independence. The committee has concluded that the independent registered public accounting firm is independent from MaxLinear and its management.

Based on the reviews and discussions referred to above, the audit committee recommended to the board, and the board approved, MaxLinear’s audited consolidated financial statements for the year ended December 31, 2015 for filing with the Securities and Exchange Commission as part of our Annual Report on Form 10-K. The committee has selected Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016.

The Audit Committee

Albert J. Moyer (Chair)

Steven C. Craddock

Thomas E. Pardun

Theodore Tewksbury, Ph.D.

The Report of the Audit Committee does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other filing by MaxLinear under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent MaxLinear specifically incorporates the Report of the Audit Committee by reference therein.

EXECUTIVE OFFICERS

The names of our executive officers, their ages, their positions with MaxLinear, and other biographical information as of June 20, 2016, are set forth below. There are no family relationships among any of our directors or executive officers.

Name	Age	Position
Kishore Seendripu, Ph.D.(1)	46	Chairman, President and Chief Executive Officer
Adam C. Spice	47	Vice President and Chief Financial Officer
Connie Kwong	37	Corporate Controller and Principal Accounting Officer
Michael J. LaChance	56	Vice President, Operations
Dana McCarty	48	Vice President, Global Sales
Curtis Ling, Ph.D.(1)	50	Chief Technical Officer and Director
Madhukar Reddy, Ph.D.	46	Vice President, Central Engineering
William G. Torgerson	48	Vice President and General Manager, Broadband Group
Brendan Walsh	43	Vice President Product Line Marketing

(1)	Class B common stock director.

Kishore Seendripu, Ph.D. For a brief biography of Dr. Seendripu, please see “Proposal Number 1—Election of Class I Directors by Class A Common Stock and Class B Common Stock—Class III Directors Continuing in Office until the 2018 Annual Meeting.”

Adam C. Spice has served as our Vice President and Chief Financial Officer since January 2011. From October 2009 to November 2010, Mr. Spice served as the Chief Financial Officer of Symwave Corporation, a private fabless semiconductor company acquired by Standard Microsystems Corporation. From 2000 through 2009, Mr. Spice worked in various senior financial management and operational roles at Broadcom Corporation, a fabless communications semiconductor company. During his tenure, he served as Broadcom’s Corporate Treasurer and its Vice President of Finance and Corporate Development, where he was responsible for strategic planning, mergers and acquisitions, corporate development, and corporate-wide financial planning and analysis. From 2006 to 2008, Mr. Spice served as Vice President and General Manager of Broadcom’s Mobile Power Management Business Unit in the Mobile Platforms group. Mr. Spice received a B.B.A. from Brigham Young University and an M.B.A. from the University of Texas at Austin.

Connie Kwong has served as our Corporate Controller and Principal Accounting Officer since February 2016. Previously, Ms. Kwong served as our Assistant Corporate Controller from March 2015 to February 2016. Prior to joining MaxLinear, Ms. Kwong was the Corporate Controller of Interush, Inc. from October 2013 to March 2015 and a senior audit manager of SingerLewak LLP from May 2008 to October 2013. Ms. Kwong received a B.A. in Business Economics from the University of California, Los Angeles.

Michael J. LaChance has served as our Vice President, Operations since November 2011. From May 2011 to November 2011, Mr. LaChance served as our Senior Director, Operations. From November 2009 to April 2010, he served as Senior Director, Product Operations for Telegent Systems, Inc., a fabless semiconductor company. From March 1998 to March 2009, he served as Vice President, Product Operations at Broadcom Corporation. From March 1984 to March 1998, he served as Senior Director, Product Operations at Silicon Systems, Inc., which was subsequently acquired by Texas Instruments, Inc., a designer and manufacturer of semiconductors. Mr. LaChance received a B.S. in Electrical Engineering and B.S. in Biological Science from the University of California, Irvine.

Dana McCarty has served as our Vice President, Global Sales since February 2016. Mr. McCarty has over twenty years of industry experience in domestic and international business environments. Prior to joining MaxLinear, Mr. McCarty served as the Senior Vice President of World Wide Sales at LitePoint Corporation, an

electronic diagnostics company, from April 2014 to February 2016. From May 2001 to February 2014, Mr. McCarty worked in various senior sales and management positions at Broadcom Corporation, a fabless communications semiconductor company. During his tenure at Broadcom Corporation, he served as Sales Director, Senior Sales Director, Taiwan Country Manager, Vice President of Emerging Business and Channel Sales, and Vice President of Pan Asia Sales. Mr. McCarty received a B.S. in Electrical Engineering from the University of Texas, San Antonio.

Curtis Ling, Ph.D. For a brief biography of Dr. Ling, please see “Proposal Number 1—Election of Class III Director by Class A Common Stock and Class B Common Stock—Class II Directors Continuing in Office until the 2017 Annual Meeting.”

Madhukar Reddy, Ph.D. has served as our Vice President, Central Engineering since March 2014. From November 2006 to March 2014, Dr. Reddy served as our Vice President, IC and RF Systems Engineering. From January 2005 to November 2006, Dr. Reddy served as our Director, RF/Mixed-Signal IC Design. From July 2002 to January 2005, he served as Manager, RFIC Design at Skyworks Solutions. From January 1999 to July 2002, he served as RFIC Design Engineer and Group Leader at Conexant Systems. From January 1997 to December 1998, he served as RFIC Designer at Rockwell Semiconductor Systems. Since 2005, Dr. Reddy has been a member of the Technical Program Committee of the IEEE RFIC Symposium. Dr. Reddy received a B. Tech degree from the Indian Institute of Technology, Madras, India, and an M.S. and Ph.D. in Electrical Engineering from the University of California, Santa Barbara.

William G. Torgerson has served as our Vice President and General Manager, Broadband Group since February 2016 and previously served as our Vice President, Global Sales from November 2012 to February 2016. From August 2007 to August 2011, Mr. Torgerson served as Vice President of America Sales for Standard Microsystems Corporation, a fabless semiconductor company that was acquired by Microchip Technology Incorporated in 2012. From May 2003 to February 2007, Mr. Torgerson was the Vice President of Global Sales at StarGen, Inc., a provider of semiconductors for networking and telecommunications equipment that was acquired by Dolphin Interconnect Solutions in 2007. From March 2000 to May 2003, he served as Director of America Sales at PLX Technology, a provider of semiconductor-based connectivity solutions that was acquired by Avago Technologies Limited in 2014. From August 1997 to March 2000, Mr. Torgerson served in various capacities including applications engineer, sales manager, and worldwide strategic account manager at Actel, Inc., a provider of field programmable gate arrays that was subsequently acquired by Microsemi Corporation. Mr. Torgerson also serves as a director of Brown Precision, Inc., an engineering and manufacturing company focused on the aerospace and medical markets. Mr. Torgerson received a BSEE degree from the University of Alabama, Huntsville and an M.B.A. from the University of New York, Stonybrook.

Brendan Walsh has served as our Vice President of Product Line Marketing, Infrastructure Group since September 2014. From April 2013 to August 2014, he was the Chief Operating Officer of TrustCloud, Inc., a provider of cloud-based trust and safety products, and from June 2011 to August 2014, he served as Co-founder at WordPivot, LLC, a provider of online literacy tools. From October 2008 to May 2011, Mr. Walsh served as our Vice President, Business Development. From September 2004 to October 1, 2007, he served as our Vice President, Sales, Marketing and Business Development. From October 2000 to August 2004, Mr. Walsh was the Director of Business Development and Venture Investment in the corporate mergers and acquisitions department of Philips Electronics N.V., an electronics company. From August 1999 to October 2000, he served as a strategic investment manager for Hikari Tsushin Inc., a retailer of mobile devices and venture capital firm focusing on mobile technologies. Mr. Walsh received a B.A. from the University of California, Davis and an M.B.A. from the Wharton School, University of Pennsylvania.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This compensation discussion and analysis reviews and discusses the compensation programs and policies for our principal executive officer, principal financial officer, and three (3) additional executive officers who were our most highly compensated executive officers in fiscal 2015 as determined by the rules of the Securities and Exchange Commission, or SEC. For 2015, these executive officers were Kishore Seendripu, Ph.D., our chairman, president, and chief executive officer; Adam C. Spice, our vice president and chief financial officer; Curtis Ling, our chief technical officer; Madhukar Reddy, our vice president, central engineering; and William G. Torgerson, our vice president and general manager, broadband group. As a group, we refer to these executive officers as our “named executive officers,” and they are identified in the summary compensation table provided below.

Objectives of Executive Compensation Programs

The principal objectives of our executive compensation programs are the following:

•	to attract and retain talented and experienced executives;

•	to motivate and reward executives whose knowledge, skills, and performance are critical to our success;

•	to ensure fairness among our executive management team by recognizing the contributions each executive makes to our success; and

•	to incentivize our executives to manage our business to meet our long-term objectives and the long-term objectives of our stockholders.

Our compensation committee was formed, among other purposes, to ensure that our compensation programs are competitive and that they offer appropriate incentives for recruitment and retention. Historically, our compensation philosophy was heavily equity-based in the form of stock options as we were an early stage company and sought to manage our available liquidity. Since our initial public offering, cash compensation associated with base salary has increased, but equity compensation has, and we expect it will remain, a material portion of our compensation programs. For example, all of our executive and non-executive bonus plan payments for our 2015 corporate performance period will be made in the form of shares of our Class A common stock, consistent with bonus awards for all performance periods since 2012. In connection with its annual review of our bonus programs, our compensation committee has considered, and expects to continue to consider, the advisability of cash awards. To date, however, our compensation committee has determined that equity based bonus awards have been important to maintain our liquidity position and to encourage equity ownership by our executive officers and employees.

Our compensation committee generally determines allocations of compensation between cash and equity or among different forms of non-cash compensation based on its review of typical allocations within our compensation peer group. The committee has not adopted, however, and has no current plans to adopt, any policy requiring a specific allocation between cash and equity compensation or between short-term and long-term compensation. In the course of its deliberations, our compensation committee reviews each component of compensation, how they relate to each other, and in particular how they relate to and affect total compensation. Our compensation committee’s philosophy is that a substantial portion of an executive officer’s compensation should be performance-based, whether in the form of equity or cash compensation. In that regard, we expect to continue to use equity incentive awards as a significant component of compensation because we believe that they best align individual compensation with the creation of stockholder value. Bonus programs we have implemented in the past were, and we expect any future programs will be, substantially tied to annual financial performance targets.

Role of Our Compensation Committee

As a public company, our compensation committee has responsibility for determining the compensation of all executive officers. Our compensation committee operates under a written charter adopted by our board of directors, which establishes the duties and authority of our compensation committee. The fundamental responsibilities of our compensation committee are as follows:

•	to oversee our overall compensation philosophy, compensation plans, and benefit programs and to make recommendations to our board of directors with respect to improvements or changes to such plans;

•	to review and approve all cash and equity compensation arrangements for our executive officers (including our chief executive officer); and

•	to oversee and administer our equity compensation plans.

Our compensation committee is comprised of the following non-employee members of our board of directors: Thomas E. Pardun, who chairs our compensation committee, Steven C. Craddock, and Donald E. Schrock. Each of Mr. Pardun, Mr. Craddock, and Mr. Schrock is an independent director under the rules of the New York Stock Exchange, an “outside director” for purposes of Section 162(m) of the Internal Revenue Code, and a “non-employee director” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended. Our compensation committee has the authority under its charter to engage the services of outside advisors and experts.

Kishore Seendripu, Ph.D., our chairman, president, and chief executive officer, supports our compensation committee’s work by providing information relating to our financial plans, performance assessments of our officers, and other personnel-related data. In particular, as the person to whom our other named executive officers directly report, Dr. Seendripu is responsible for evaluating each individual officer’s contribution to corporate objectives as well as their performance relative to individual objectives. He makes recommendations to our compensation committee with respect to base salary adjustments, targets under our annual incentive programs, and awards under our equity incentive plan. Our compensation committee is not required to follow any recommendations of Dr. Seendripu and exercises its discretion in modifying, accepting, or rejecting any recommended adjustments or awards. Without the participation of Dr. Seendripu, our compensation committee, as part of the annual review process, conducts a similar evaluation of his contribution and individual performance and makes determinations with respect to any base salary adjustments, targets under any annual cash incentive programs, and stock option grants or other equity incentives.

Competitive Market Review

The market for experienced management is highly competitive in the semiconductor industry. We seek to attract and retain the most highly qualified executives to manage each of our business functions, and we face substantial competition in recruiting management from companies ranging from established players with multibillion dollar revenues to entrepreneurial, early-stage companies. We are fortunate that many members of our executive management team have long tenures with us, but from time to time we also have been required to recruit new executive officers. As a result, we need to ensure that our executive compensation programs provide sufficient recruitment and retention incentives as well as incentives to achieve our long-term strategic business and financial objectives. We expect competition for individuals with our required skill sets, particularly technical and engineering skills, to remain intense even in weak global macroeconomic environments.

From time to time, our compensation committee has engaged Compensia, an independent compensation consulting firm with substantial experience in the technology sector, to evaluate our levels and types of executive compensation and to recommend changes as appropriate. Among other objectives, Compensia has assisted us in identifying a group of peer companies for purposes of benchmarking our levels of compensation; gathered and analyzed compensation data from those peer companies as well as from other available compensation data; advised us on the creation and implementation of performance-based incentive plans, including determining target bonus levels; and assisted us in structuring awards as part of the equity incentive element of our compensation program, including assisting us in establishing appropriate amounts for equity incentive awards.

Mr. Pardun consults regularly with Compensia in connection with specific aspects of or questions relating to our executive compensation, and our compensation committee periodically engages Compensia to conduct a comprehensive review as our compensation committee determines necessary, with the last such review having been conducted in late 2015. The 2015 review was intended in part to evaluate our compensation programs for 2016 in light of our acquisition of Entropic Communications, Inc., or Entropic, in the second quarter of 2015. The Entropic acquisition substantially expanded the scope and scale of our business. For purposes of 2015 compensation determinations, our compensation committee relied on a review conducted with Compensia in late 2014. Aggregate fees paid for Compensia’s services to our compensation committee did not exceed $120,000 during 2015 or in any prior fiscal year.

For purposes of its periodic reviews, our compensation committee, in consultation with Compensia, updates our peer group data as appropriate to ensure that the peer group companies are reasonably comparable with respect to size, business scope, and market capitalization and to reflect changed circumstances (e.g., mergers and sale transactions) affecting the peer group. In that regard and as indicated below, consolidation in our industry and the impact of the Entropic acquisition resulted in changes to our peer group from 2014 to 2015. Our compensation committee also considers substantially larger companies as aspirational peers but gives relatively less weight to aspirational peers because of differences in our relative sizes that make meaningful comparisons difficult. While these aspirational peers remain important benchmarks, particularly in considering competitive factors relating to executive and non-executive compensation, they are less relevant for our executive compensation determinations.

In late 2014, based on conversations among Mr. Pardun, Dr. Seendripu, and representatives of Compensia, our compensation committee determined that the following peer group should be used for purposes of 2015 compensation decisions:

Peer Group – 2015 Compensation

• Ambarella, Inc.	• InvenSense Inc.

• ANADIGICS Inc.	• IXYS Corporation

• AppliedMicro Circuits Corporation	• M/A-Com Technology Solutions Inc.

• DSP Group, Inc.	• Micrel, Incorporated

• Entropic Communications, Inc.	• Peregrine Semiconductor Corp.

• Exar Corporation	• Power Integrations, Inc.

• Inphi Corp.	• Sigma Designs, Inc.

• Integrated Silicon Solution Inc.	• Vitesse Semiconductor Corp.

For purposes of 2016 compensation decisions, our compensation committee and Compensia reviewed data from the following peer group:

Peer Group – 2016 Compensation

• AppliedMicro Circuits	• M/A-Com Technology Solutions Inc.

• Exar Corporation	• Micrel, Incorporated

• Inphi Corp.	• Monolithic Power Systems, Inc.

• Integrated Device Technology, Inc.	• PMC-Sierra, Inc.

• Integrated Silicon Solution Inc.	• Power Integrations, Inc.

• Intersil Corporation	• Semtech Corporation

• InvenSense Inc.	• Sigma Designs, Inc.

• IXYS Corporation	• Silicon Laboratories, Inc.

• Lattice Semiconductor Corporation

Elements of Executive Compensation

Our executive compensation program currently consists, and is expected to continue to consist, of the following components:

•	base salary;

•	annual incentive compensation, which in recent years we have paid in the form of equity-based awards under our equity incentive plan;

•	equity-based incentives, principally in the form of restricted stock units;

•	benefits (on substantially similar terms as provided to our other employees); and

•	severance/termination protection, including in connection with certain change of control transactions.

The determination of our compensation committee as to the appropriate use and weight of each component of executive compensation is subjective, based on its view of the relative importance of each component in meeting our overall objectives and factors relevant to the individual executive.

Base Salary

The effective base salaries for each of our named executive officers in 2015 were, and for 2016 will be, as follows:

	Annual Base Salary (1)
Executive Officer	2015	2016
Kishore Seendripu, Ph.D.	$400,000	$465,000
Adam C. Spice	$310,000	$330,000
Curtis Ling, Ph.D.	$260,000	$275,000
Madhukar Reddy, Ph.D.	$270,000	$285,000
William G. Torgerson	$255,000	$285,000

(1)	Reflects the highest annualized base salary established for the named executive officer during the year indicated.

Relative to 2015 and other recent years, base salary increases for fiscal 2016 were larger on a percentage basis, principally reflecting the impact of the Entropic acquisition and the consequent revisions in our competitive peer group. Dr. Seendripu’s 2016 base salary of $465,000 reflects a 16.3% increase relative to 2015, slightly above our peer group 25th percentile of $451,000 and below our peer group median of $531,000. Dr. Seendripu’s base salary did not increase from 2014 to 2015 and at that time was at approximately the median of the smaller companies used in our 2015 peer group. Mr. Spice’s base salary increased 6.5% from 2015 to 2016 following a 6.9% increase from 2014 to 2015. Mr. Spice’s 2016 base salary is set at approximately the 2016 peer group median of $332,000, and his 2015 base salary was also fixed at the approximate median of the 2015 peer group. Base salaries for other named executive officers in 2016 fall generally between the 25th percentile and the median of the 2016 peer group. The slightly larger year-over-year percentage increase in Mr. Torgerson’s base salary from 2015 to 2016 primarily reflects a material increase in his title and responsibilities during 2015.

Annual Incentive Program for 2015 Corporate Performance Period

Our compensation committee periodically reviews our philosophy and practices concerning annual incentive compensation. Our compensation committee believes that our continuing focus on revenue generation and achieving specific financial and operating performance metrics supports implementation of an incentive program with payouts earned through achievement of identified corporate objectives and individual performance. Accordingly, our executive incentive bonus plan establishes award targets, corporate objectives, and potential adjustments for each executive officer at various levels of under-performance or over-performance.

Prior to fiscal 2015, our compensation committee established performance periods under the executive incentive bonus plan linked to corporate financial performance targets over the course of the full fiscal year. In fiscal 2015, however, our compensation committee bifurcated the performance period into first and second half 2015 periods. The initial decision to modify the structure of the plan was driven largely by the timing of the Entropic acquisition in the second quarter of 2015 and the need to modify the second half 2015 performance objectives to reflect targets for the larger, combined company in the third and fourth quarters. Our compensation committee has determined to implement the executive incentive bonus plan for the 2016 corporate performance period on a similar basis, however, in order to focus management on near-term objectives. Our compensation committee expects to reevaluate the structure of the executive incentive bonus program, including the duration of the relevant performance periods, on an annual basis.

In making its decisions whether financial targets have been achieved under our executive incentive bonus plan, our compensation committee has the authority to make appropriate adjustments to the targets for the expected effects of any acquisitions or other approved business plan changes made during the course of the particular corporate performance period; to adjust revenue as it determines appropriate to exclude certain non-recurring items under generally accepted accounting principles such as gains or losses on sales of assets; and to adjust our reported operating loss to exclude certain charges from our operating expenses, including stock compensation expense, bonus plan accruals, restructuring and impairment charges, any acquisition related charges, and expenses associated with litigation or other regulatory matters. For purposes of determining the portion of awards based on individual performance, the standard is subjective based on the committee’s discretion and views with input from Dr. Seendripu relating to the performance of executive officers reporting to him.

First Half 2015 Bonus Awards

Bonus awards under our executive incentive bonus plan for the full year of 2015 were initially to be based on MaxLinear-only target metrics for revenue, gross margin, and non-GAAP operating expenses, as well as a subjective individual performance metric. Relative to the aggregate 2015 bonus opportunity, revenue was expected to carry a 40% weighting; gross margin a 25% weighting; and non-GAAP operating expenses a 25% weighting. The balance of the bonus opportunity, or 10%, was initially based on our compensation committee’s discretionary views of each executive’s individual performance. For each financial performance objective, our compensation committee establishes a minimum threshold condition (or in the case of the non-GAAP operating expense objective, a maximum threshold condition) that must be achieved before the objective is deemed satisfied. Awards are typically then determined on a linear, percentage basis for performance between the minimum threshold and target level of performance, with the bonus amount allocable to the objective being 100% earned at target performance. For performance better than target, awards would be adjusted upward on a linear, percentage basis, subject to a cap at 150% of the target award opportunity allocable to each performance metric. As indicated above, however, our compensation committee determined shortly after the announcement of the Entropic acquisition to bifurcate 2015 into two six-month performance periods because of the difficulties the Entropic acquisition presented in measuring operating performance for the first half of 2015. In particular, the committee noted that measuring relative operating expense performance would be extremely difficult during the same period as an acquisition of a similarly situated public company. As a result, the committee determined that first half 2015 bonuses should be based only on revenue and gross margin objectives and that MaxLinear would return to a more typical bonus plan structure in the second half of 2015 after the Entropic acquisition had been completed.

Consistent with its authority to modify the terms of the executive incentive bonus plan based on subsequent events, our compensation committee ultimately approved first half 2015 bonus awards based on MaxLinear-only revenue and gross margin metrics, excluding the impact of the Entropic acquisition for the period from the April 30, 2015 closing date through June 30, 2015. Under the revised first half 2015 bonus structure, revenue carried a 61.5% weighting, and gross margin carried a 38.5% weighting, subject to a maximum threshold condition. No bonuses were payable for performance below the threshold minimum. Above the threshold, bonuses would be payable on an increasing linear scale with 100% of the target bonus award being paid at target levels of achievement. For performance better than target, awards would be adjusted upward on a linear percentage basis, subject to a cap at 150% of the target award allocable to the specific financial performance metric.

At the beginning of the third quarter of 2015, our compensation committee approved bonus awards based on the revised plan. Achievement with respect to the revenue and gross margin metrics was based on actual, MaxLinear-only results in the first half of 2015 and a then-current bottoms-up MaxLinear-only revenue forecast for the balance of 2015. Using these guidelines, our compensation committee approved first half bonuses at 144% award levels relative to the revenue target (which was set at $155.4 million of MaxLinear-only revenue for fiscal 2015) and 100% award levels relative to the gross margin target.

Second Half 2015 Bonus Awards

For the second half of 2015 and similar to the original structure of the initial bonus program, bonus awards were payable based on achievement of revenue, gross margin, and non-GAAP operating expense targets but at slightly revised weightings relative to the initial first half plan. In addition, second half bonuses also included a subjective individual performance metric. Our revenue target for the second half of 2015 was $190.0 million. For the second half of 2015, the revenue target carried a 50% weighting, and the gross margin and non-GAAP operating expense targets each carried a 20% weighting. The individual performance metric carried a 10% weighting. In connection with achievement of performance metrics between threshold and target and in the event of over-achievement, the structure of the plan for the second half of 2015 mirrored the structure in the first half, including with respect to the cap for over-performance at 150% of the award target. In April 2016, our compensation committee approved awards under the executive incentive bonus plan for the second half of 2015, with the revenue metric being earned at a 104% level, the gross margin metric being earned at a 140% level, and the operating expense metric being earned at a 150% level.

Bonus Payments

Actual bonus amounts for each of the named executive officers under the executive incentive bonus plan for the 2015 performance periods are set forth below (and the amount of such bonus awards is separated for each named executive officer based on corporate performance targets and individual performance). The footnote disclosures below the table indicate the portions of the bonus awards attributable to first half and second half performance. Because Mr. Torgerson served as our vice president, global sales for most of 2015, his bonus awards were paid through a separate sales incentive plan, and he did not participate in our executive incentive bonus plan. Performance targets under the sales incentive plan were weighted 40% toward revenue, 40% toward design wins, and 20% towards individual performance. Similar to the structure of the executive incentive bonus plan, Mr. Torgerson had to achieve minimum levels of performance against these objectives to earn a bonus, and he was eligible for increased bonuses up to 150% of target in the event of over-performance.

	Total 2015 Bonus Targets		2015 Bonuses Paid
Executive Officer	% Base Salary	Target ($)	Corporate Targets ($)	Individual Performance ($)(1)		Total Bonus($)
Kishore Seendripu, Ph.D.	100%	400,000	475,169	25,001		500,170
Adam C. Spice	55%	170,500	198,758	10,230		208,988
Curtis Ling, Ph.D.	45%	117,000	138,210	5,265		143,475
Madhukar Reddy, Ph.D.	45%	121,500	142,011	6,683		148,694
William G. Torgerson	55%	140,250	103,050	28,964	(2)	132,014

(1)	Other than with respect to Mr. Torgerson, all individual performance awards relate to the second half 2015 corporate performance period. Individual performance was not a metric under the executive incentive bonus program for the first half of 2015.
(2)	For the first half of 2015, Mr. Torgerson received a $14,939 bonus based on individual performance under the sales incentive plan. For the second half of 2015, Mr. Torgerson received a $14,025 bonus based on individual performance under the sales incentive plan.

Equity-Based Payments

All bonus awards for the first half of 2015 were settled in shares of our Class A common stock in August 2015, and bonus awards for the second half of 2015 will be settled in shares of our Class A common stock in May 2016, with the amount calculated by dividing the cash equivalent bonus award by the closing price of our Class A common stock in trading on the New York Stock Exchange on the settlement date. The number of shares otherwise issuable in connection with the bonus award will be reduced by an amount equal to applicable withholding taxes, which we will remit in cash to applicable governmental authorities.

Annual Incentive Program for 2016 Corporate Performance Period

For 2016, our compensation committee has established a similar bifurcated performance structure under the executive incentive bonus plan with awards to be paid contingent on achievement of corporate financial and individual performance objectives in the first and second halves of 2016. In 2016, Mr. Torgerson will participate in the executive incentive bonus plan. Our compensation committee currently believes that any payments for the 2016 performance period will be settled in shares of our Class A common stock, consistent with recent periods. Target 2016 awards for the named executive officers are set forth in the following table:

	2016 Bonus Targets
Executive Officer	% Base Salary	Target ($)
Kishore Seendripu, Ph.D.	100%	465,000
Adam C. Spice	65%	214,500
Curtis Ling, Ph.D.	50%	137,500
Madhukar Reddy, Ph.D.	50%	142,500
William G. Torgerson	60%	171,000

The increases in bonus targets as a percent of base salary relative to the 2015 performance period place each of our executive officers at the median of our 2016 peer group with respect to incentive compensation, consistent with our compensation committee’s philosophy with respect to short-term incentive compensation.

Equity-Based Incentives

We grant equity-based incentives to employees, including our executive officers, in order to create a corporate culture that aligns employee interests with stockholder interests. We have not adopted specific stock ownership guidelines, and other than the issuance of shares to our founders when we were first incorporated, our equity incentive plans have provided the principal method for our executive officers to acquire an equity position in our company, whether in the form of shares or options. We have not granted, nor do we intend to grant, equity compensation awards in anticipation of the release of material, nonpublic information that is likely to result in changes to the price of our Class A common stock, such as a significant positive or negative earnings announcement. Similarly, we have not timed, nor do we intend to time, the release of material, nonpublic information based on equity award grant dates.

Prior to our initial public offering in March 2010, we granted options and other equity incentives to our officers under our 2004 Stock Plan. In connection with our initial public offering, our board of directors adopted the 2010 Equity Incentive Plan, which became effective in March 2010 upon the completion of our initial public offering. The 2010 Equity Incentive Plan permits the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, performance units, performance shares and other stock-based awards. All equity incentive plans and awards are administered by our compensation committee under the delegated authority established in our compensation committee charter.

To date, our equity incentives have been granted principally with time-based vesting. Until our 2011 compensation review, our equity compensation award grants consisted entirely of stock options. In 2011, our compensation committee determined that it was appropriate to begin granting restricted stock units in addition to stock options for both employees and executive officers. Factors contributing to the decision to begin granting restricted stock units included the competitive dynamics of the markets in which we recruit, with most larger semiconductor companies offering “full value” awards in the form of restricted stock units; the fact that competitors were using such full value awards as a recruiting inducement to our engineers and other employees; and the more favorable dilutive impact of restricted stock units relative to stock option grants. Beginning in 2015, for these various reasons, our compensation committee determined that annual equity incentive awards would consist entirely of restricted stock units. As a result, we did not grant stock options to our executive officers in 2015.

The following table sets forth restricted stock unit awards to our executive officers in 2015. Our compensation committee believed that the size of the equity incentive awards is consistent with our compensation committee’s philosophy that a substantial portion of total compensation consist of long term equity incentives at levels between the 50th and 75th percentiles of our peer group.

Executive Officer	Shares Subject to Restricted Stock Units (1)
Kishore Seendripu, Ph.D.	135,000
Adam C. Spice	70,000
Curtis Ling, Ph.D.	54,000
Madhukar Reddy, Ph.D.	57,000
William G. Torgerson	44,000

(1)	Restricted stock units to vest quarterly over four (4) years with the first vesting event to occur on August 20, 2015 and the grants becoming fully vested on May 20, 2019, subject to the executive officer’s continuing to provide services to us on each applicable vesting date.

Additional Equity Incentive Awards

In connection with its continuing review of executive compensation policies, in June 2016, our compensation committee considered, on the recommendation of our chief executive officer, additional equity incentive awards for Mr. Spice, Mr. Torgerson, and Dr. Reddy (as well as certain other executive officers who are not named executive officers under the SEC rules). The additional equity incentive awards recommended by Dr. Seendripu were intended in part to align total equity compensation with our peer group, but the grants were also proposed following a review of these executives’ respective levels of unvested equity awards and the associated long term retention value of those awards. As a result, on June 1, 2016, our compensation committee approved awards in the amounts shown in the table below to the identified officers. In order to ensure incentives for longer term retention, the compensation committee approved vesting terms for these awards that are substantially back-end loaded. Specifically, ten percent (10%) of the restricted stock units shown below will vest on August 20, 2017; twenty percent (20%) will vest on August 20, 2018; thirty percent (30%) will vest on August 20, 2019; and forty percent (40%) will vest on August 20, 2020.

Executive Officer	Grant Date Fair Value	Shares Subject to Restricted Stock Units
Adam C. Spice.	$1,300,000	62,171
Madhukar Reddy, Ph.D.	$1,100,000	52,606
William G. Torgerson	$1,000,000	47,824

Benefits

We provide the following benefits to our executive officers, generally on the same basis provided to all of our employees:

•	health, dental, and vision insurance;

•	life insurance;

•	employee stock purchase plan;

•	employee assistance plan;

•	medical and dependent care flexible spending account;

•	short- and long-term disability, accidental death and dismemberment; and

•	a 401(k) plan.

We believe that these benefits are consistent with those of companies with which we compete for employees.

Severance and Termination Benefits

Effective December 22, 2015, we entered into amended and restated change in control and severance agreements with our chief executive officer, chief financial officer, and other executive officers. These amended and restated agreements provide for certain termination benefits both in the context of a change in control (as defined in the agreements) and outside the context of a change in control. The agreements have an initial term of three (3) years, and at the end of the initial three (3) year term, the agreement will automatically renew for an additional three (3) year term, unless either party elects to terminate at least ninety (90) days prior to the automatic renewal. The agreements terminate on the earlier to occur of (i) the date the agreement expires, (ii) the date all obligations of the parties have been satisfied, or (iii) at any time prior to a change in control if the executive has ceased to be an “officer” for purposes of Section 16 under the Securities Exchange Act of 1934, as amended. Notwithstanding these termination provisions, if a change in control occurs and there are less than twenty-four (24) months remaining in the term of the agreement, the term of the agreement will extend automatically through the twenty-four (24) month anniversary of the change in control.

In connection with agreeing to provide these benefits, our compensation committee reviewed competitive data and consulted with Compensia. In setting the terms of and determining whether to approve these agreements, our compensation committee recognized that executives often face challenges securing new employment following termination, in particular following a change of control, and that distractions created by uncertain job security surrounding potentially beneficial transactions to us and our stockholders may have a detrimental impact on their performance. In contexts not involving a change of control, our compensation committee sought to establish a reasonable contractual benefit for precedential purposes and to fix executive expectations prior to an actual termination. In addition, the change in control severance benefits identified below are intended to provide these executive officers with post-change in control termination protection of salary and benefits while they seek new employment. We also have agreed to accelerate vesting of certain equity incentives in connection with certain terminations following a change of control, based on our view that these executive officers are not likely to be retained in comparable positions by a large acquirer, and the benefit of these equity incentives would otherwise be forfeited upon a termination of employment, including an involuntary termination by an acquiring company.

Chief Executive Officer and Chief Financial Officer

Under the terms of the amended change in control and severance agreement, if Dr. Seendripu, our chief executive officer, or Mr. Spice, our chief financial officer, terminates his employment with us for good reason (as defined in the agreement), or if we terminate him without cause (as defined in the agreement), and such termination occurs outside of the period beginning three (3) months prior to and ending twenty-four (24) months following a change in control, the executive will be entitled to a single lump sum severance payment equal to six (6) months of the executive’s then-current base salary. In addition, we agreed that any outstanding and vested stock options and/or stock appreciation rights as of the date of termination would remain exercisable until the six (6) month anniversary of the termination date, provided that in no event would the post-termination exercise period for any individual stock option extend beyond the original maximum term. In addition, we agreed to provide the executive reimbursement for continued health benefits under our health plans for up to twelve (12) months; provided that the executive constitutes a qualified beneficiary under applicable law and timely elects to continue coverage under applicable law.

In addition, if within the period beginning three (3) months prior to and ending twenty-four (24) months following a change in control, the executive is terminated by us or our successor without “cause” or he terminates for “good reason,” we have agreed that the executive will be entitled to receive the following benefits:

•	a lump sum cash payment equal to twenty-four (24) months of his base salary, determined at a rate equal to the greater of (A) his annual salary as in effect immediately prior to the change in control or (B) his then current base salary as of the date of such termination;

•	a lump sum cash payment equal to a pro-rated amount of his target annual bonus for the year immediately preceding the year of the change in control;

•	reimbursement of premiums for continued health benefits under our health plans for up to eighteen (18) months following the executive’s termination; provided that the executive constitutes a qualified beneficiary under applicable law and timely elects to continue coverage under applicable law;

•	immediate vesting of one hundred percent (100%) of the then-unvested portion of any outstanding equity awards held by the executive; and

•	extended exercisability of outstanding and vested stock options or stock appreciation rights until the twelve (12) month anniversary of the termination date; provided that in no event will the post-termination exercise period for any individual stock option extend beyond the original maximum term.

In addition, the change in control and severance agreements with Dr. Seendripu and Mr. Spice provide that in the event that the severance payments and other benefits payable to such executives constitute “parachute payments” under Section 280G of the Internal Revenue Code of 1986, as amended, and would be subject to the applicable excise tax, then such executive’s severance and other benefits will be either (i) delivered in full or (ii) delivered to such lesser extent which would result in no portion of such benefits being subject to the excise tax, whichever results in the receipt by such executive on an after-tax basis of the greatest amount of benefits.

Payment of the benefits described above is subject to the executive’s timely executing and not revoking a release of claims with us.

Our compensation committee and board of directors approved change in control severance benefits for Dr. Seendripu and Mr. Spice that are greater than the benefits provided to our other executives after considering factors such as the higher likelihood that a chief executive officer or chief financial officer will be terminated in connection with a change of control transaction as compared to the other executive officers.

Other Executive Officers

We have also entered into change in control agreements with Dr. Ling, Dr. Reddy and Mr. Torgerson. Under the terms of the amended change in control and severance agreement with our other executive officers, if the executive terminates his employment with us for “good reason” (as defined in the agreement), or if we terminate him without “cause” (as defined in the agreement), the executive will be entitled to a single lump sum severance payment equal to six (6) months of the executive’s then-current base salary. In addition, we agreed that any outstanding and vested stock options and/or stock appreciation rights as of the date of termination would remain exercisable until the three (3) month anniversary of the termination date, provided that in no event would the post-termination exercise period for any individual stock option extend beyond the original maximum term. We also agreed to provide the executive reimbursement for continued health benefits under our health plans for up to six (6) months; provided that the executive constitutes a qualified beneficiary under applicable law and timely elects to continue coverage under applicable law.

In addition, if within the period beginning three (3) months prior to and ending twenty-four (24) months following a change in control, the executive is terminated by us or our successor without “cause” or he terminates for “good reason,” we have agreed that the executive will be entitled to receive the following benefits:

•	a lump sum cash payment equal to twelve (12) months of the executive’s base salary, determined at a rate equal to the greater of (A) his annual salary as in effect immediately prior to the change in control or (B) his then-current base salary as of the date of such termination;

•	a lump sum cash payment equal to a pro-rated amount of his target annual bonus for the year immediately preceding the year of the change in control;

•	reimbursement of premiums for continued health benefits under our health plans for up to twelve (12) months following the executive’s termination; provided that the executive constitutes a qualified beneficiary under applicable law and timely elects to continue coverage under applicable law;

•	immediate vesting of one hundred percent (100%) of the then-unvested portion of any outstanding equity awards held by the executive; and

•	extended exercisability of outstanding and vested stock options or stock appreciation rights until the six (6) month anniversary of the termination date; provided that in no event would the post-termination exercise period for any individual stock option extend beyond the original term.

Payment of the benefits described above under these change in control agreements is also subject to the executive’s executing and not revoking a release of claims with us.

In addition, the change in control and severance agreements with each of the executives provide that in the event that the severance payments and other benefits payable to such executives constitute “parachute payments” under Section 280G of the Internal Revenue Code of 1986, as amended, and would be subject to the applicable excise tax, then such executive’s severance and other benefits will be either (i) delivered in full or (ii) delivered to such lesser extent which would result in no portion of such benefits being subject to the excise tax, whichever results in the receipt by such executive on an after-tax basis of the greatest amount of benefits.

Role of Stockholder Say-on-Pay Votes in Determining Compensation

We believe that it is appropriate to seek the views of our stockholders on the design and effectiveness of our executive compensation program. In 2015, the advisory vote on executive compensation received approximately 96% support of the votes cast by our stockholders. Our compensation committee, which is responsible for designing and administering our executive compensation programs, values the opinions expressed by stockholders in their vote and considered the outcome of this vote when it made compensation decisions for our named executive officers.

Accounting and Tax Considerations

Internal Revenue Code Section 162(m) limits the amount that we may deduct for compensation paid to our chief executive officer and to each of our three (3) most highly compensated officers to $1,000,000 per person, unless certain exemption requirements are met. Exemptions to this deductibility limit may be made for various forms of “performance-based” compensation. In addition to salary and bonus compensation, upon the exercise of stock options that are not treated as incentive stock options, the excess of the current market price over the option price, or option spread, is treated as compensation and accordingly, in any year, such exercise may cause an officer’s total compensation to exceed $1,000,000. Under certain regulations, option spread compensation from options that meet certain requirements will not be subject to the $1,000,000 cap on deductibility, and in the past, we have granted options that we believe met those requirements. While our compensation committee cannot predict how the deductibility limit may impact our compensation program in future years, our compensation committee intends to maintain an approach to executive compensation that strongly links pay to performance. While our compensation committee has not adopted a formal policy regarding tax deductibility of compensation paid to our chief executive officer and our three (3) most highly compensated officers, our compensation committee intends to consider tax deductibility under Section 162(m) as a factor in compensation decisions.

Section 409A of the Code imposes additional significant taxes in the event that an executive officer, director, or other service provider receives “deferred compensation” that does not satisfy the requirements of Section 409A. Although we do not maintain traditional nonqualified deferred compensation plans, Section 409A does apply to certain change of control severance arrangements. Consequently, to assist in avoiding additional tax under Section 409A, we have designed the change in control and severance arrangements described above in a manner to avoid the application of Section 409A.

Report of the Compensation Committee

The compensation committee oversees our compensation policies, plans, and benefit programs. The compensation committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the compensation committee has recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

The Compensation Committee

Thomas E. Pardun (Chair)

Steven C. Craddock

Donald E. Schrock

This Report of the Compensation Committee does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other filing by us under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate the Report of the Compensation Committee by reference therein.

Summary Compensation Table

The following table provides information regarding the compensation of our principal executive officer, principal financial officer, and three (3) additional executive officers who were our most highly compensated executive officers during the fiscal year ended December 31, 2015, together referred to as our “named executive officers” for the fiscal years ended December 31, 2015, December 31, 2014, and December 31, 2013.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)(2)	Option Award ($)(3)	All Other Compensation ($)(4)	Total ($)
Kishore Seendripu, Ph.D. Chairman, President and Chief Executive Officer (Principal Executive Officer)	2015 2014 2013	400,013 393,278 366,923	1,885,270 1,113,072 1,010,258	— 424,806 603,898	14,151 14,371 17,323	2,299,434 1,945,527 1,998,402

Adam C. Spice Vice President and Chief Financial Officer (Principal Financial Officer)	2015 2014 2013	304,614 287,305 277,596	927,188 437,275 424,511	— 161,494 255,021	13,973 14,181 17,354	1,245,775 900,255 974,482

Curtis Ling, Ph.D. Chief Technical Officer and Director	2015 2014 2013	258,653 252,305 242,731	697,515 344,523 307,274	— 134,577 194,301	5,388 5,233 5,434	961,556 736,638 749,740

Madhukar Reddy, Ph.D. Vice President, Central Engineering	2015 2014 2013	265,961 252,305 242,731	733,514 345,658 313,221	— 134,577 194,301	13,905 14,117 17,175	1,013,380 746,657 767,428

William G. Torgerson (5) Vice President and General Manager, Broadband Group	2015 2014 2013	250,963 — —	583,454 — —	— — —	13,878 — —	848,295 — —

(1)	Includes for 2015 the issuance of shares of our Class A common stock for the 2015 corporate performance period under our executive incentive bonus plan. Individual awards for executive performance during the first half of the 2015 year were valued in accordance with Accounting Standards Codification Topic 718, or ASC 718, and were made on August 20, 2015 for the following amounts: Dr. Seendripu, $254,986; Mr. Spice, $104,908; Dr. Ling, $73,808; Dr. Reddy, $75,132; and Mr. Torgerson, $70,108. Individual awards for executive performance during the second half of the 2015 year were made on May 13, 2016 for the following amounts: Dr. Seendripu, $245,184; Mr. Spice, $104,080; Dr. Ling, $69,667; Dr. Reddy, $73,562; and Mr. Torgerson, $61,906. Includes for 2014 the issuance of shares of our Class A common stock for the 2014 corporate performance period under our executive incentive bonus plan. Individual awards, valued in accordance with ASC 718, which were made on May 14, 2015 in the following amounts: Dr. Seendripu, $288,076; Mr. Spice, $123,649; Dr. Ling, $83,166; and Dr. Reddy, $84,301. Includes for 2013 the issuance of shares of our Class A common stock for the 2013 corporate performance period under our executive incentive bonus plan. Individual awards, valued in accordance with ASC 718, were made on May 9, 2014 in the following amounts: Dr. Seendripu, $407,175; Mr. Spice, $169,833; Dr. Ling, $113,234; and Dr. Reddy, $119,181.
(2)	Includes for 2015 grants of restricted stock units (RSUs) in the following amounts: Dr. Seendripu, $1,385,100; Mr. Spice, $718,200; Dr. Ling, $554,040; Dr. Reddy, $584,820; and Mr. Torgerson, $451,440. Includes for 2014 grants of restricted stock units (RSUs) in the following amounts: Dr. Seendripu, $824,996; Mr. Spice, $313,626; Dr. Ling, $261,357; and Dr. Reddy, $261,357. Includes for 2013 grants of RSUs in the following amounts: Dr. Seendripu, $603,083; Mr. Spice, $254,678; Dr. Ling, $194,040; and Dr. Reddy, $194,040. The dollar value of the RSUs shown represents the aggregate grant date fair value computed pursuant to ASC 718 and attributable to RSU awards granted to these individuals during the periods indicated. These grant date fair values have been determined based on the assumptions described under Note 8, Stock-Based Compensation and Employee Benefit Plans, in the notes to our consolidated financial statements included in our Annual Report on Form 10-K. As these values reflect the aggregate grant date fair value in accordance with ASC 718, they do not necessarily correspond to the actual value, if any, that may be realized by the named executive officers. The actual value that may be realized is also subject to time-based vesting restrictions that require the named executive officer to continue to provide services to us.

(3)	Amounts shown do not reflect compensation actually received by the named executive officer. Instead, the amounts represent the aggregate grant date fair value related to stock option awards granted in the year indicated pursuant to ASC 718. For a discussion of the valuation assumptions, see Note 8, Stock-Based Compensation and Employee Benefit Plans, to our consolidated financial statements included in our Annual Report on Form 10-K. The actual value that may be realized from an award is contingent upon the satisfaction of the conditions to vesting and the executive’s decisions with respect to the exercise of the option. Thus, there is no assurance that the value, if any, eventually realized will correspond to the amount shown.
(4)	Represents employer funded amounts for group term life insurance and medical and dental insurance premiums.
(5)	Mr. Torgerson was not a named executive officer for the years ended December 31, 2014 and 2013.

Grants of Plan-Based Awards

The following table presents information concerning each grant of a plan-based award made to a named executive officer in fiscal 2015 under any plan.

Estimated Future Payments Under Equity Incentive Plan Awards (1)
Name	Grant Date	Threshold ($)	Target $	Maximum $	All Other Stock Awards: Number of Shares of Stock or Units (#)		Grant Date Fair Value of Stock and Option Awards ($)(3)
Kishore Seendripu, Ph.D.	5/19/2015 5/19/2015	— —	400,000 —	600,000 —	N/A 135,000	(1) (2)	500,170 1,385,100	(1) (2)
Adam C. Spice	5/19/2015 5/19/2015	— —	170,500 —	255,750 —	N/A 70,000	(1) (2)	208,988 718,200	(1) (2)
Curtis Ling, Ph.D.	5/19/2015 5/19/2015	— —	117,000 —	175,500 —	N/A 54,000	(1) (2)	143,475 554,040	(1) (2)
Madhukar Reddy, Ph.D.	5/19/2015 5/19/2015	— —	121,500 —	182,250 —	N/A 57,000	(1) (2)	148,694 584,820	(1) (2)
William G. Torgerson	5/19/2015 5/19/2015	— —	140,250 —	210,375 —	N/A 44,000	(1) (2)	132,014 451,440	(1) (2)

(1)	Awards for the 2015 corporate performance period under our executive incentive bonus plan are to be settled in shares of our Class A common, with the first half performance period issuances settled in August 2015 and the second half performance period settled in May 2016. A complete description of the terms of our executive incentive bonus plan is set forth above under the caption “Annual Incentive Program for 2015 Corporate Performance Period.” The grant date fair value calculated under ASC 718 for awards under our executive incentive bonus plan are included in the “Stock Awards Column” of the Summary Compensation Table and in the final column of this table. Because the number of shares subject to the awards is not calculable until the issuance date based on the closing sales price of our Class A common stock on that date, we have indicated “N/A” in the columns requiring us to specify the number of shares.
(2)	These stock awards represent RSUs issued under our 2010 Equity Incentive Plan, as amended. Each RSU entitles the executive to receive one (1) share of our common stock at the time of vesting without the payment of an exercise price or other consideration. Generally, the shares subject to an RSU vest quarterly over four (4) years, subject to acceleration of vesting in certain situations such as in connection with a change of control.
(3)	The shares of common stock underlying these stock option grants and RSU awards were valued as of their respective grant dates in accordance with ASC 718. Our assumptions with respect to the calculation of stock-based compensation expense are set forth in Note 8, Stock-Based Compensation and Employee Benefit Plans, to our consolidated financial statements included in our Annual Report on Form 10-K.

Outstanding Equity Awards at Fiscal Year-End

The following table presents information concerning unexercised options and unvested restricted stock units for each named executive officer outstanding as of the end of fiscal 2015.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Restricted Stock Units That Have Not Vested (#)		Market Value of Restricted Stock Units That Have Not Vested ($)
Kishore Seendripu, Ph.D.	86,110	(1)		4.69	7/28/2019	—		—
	226,039	(2)	—	8.19	10/27/2019	—		—
	60,000	(9)	—	9.10	5/6/2018	—		—
	150,000	(3)	50,000	4.81	5/10/2019	—		—
	93,220	(3)	93,220	6.93	5/14/2020	—		—
	39,539	(10)	65,898	9.23	6/02/2021	—		—
	—		—	—	—	25,000	(7)	368,250	(8)
	—		—	—	—	43,512	(7)	640,932	(8)
	—		—	—	—	55,863	(11)	822,862	(8)
	—		—	—	—	118,125	(12)	1,739,981	(8)
Adam C. Spice	75,000	(3)	25,000	4.81	5/10/2019	—		—
	33,333	(4)	6,667	5.64	8/9/2019	—		—
	39,366	(3)	39,366	6.93	5/14/2020	—		—
	15,031	(10)	25,052	9.23	6/2/2021	—		—
	—		—	—	—	12,500	(7)	184,125	(8)
	—		—	—	—	18,374	(7)	270,649	(8)
	—		—	—	—	21,237	(11)	312,821	(8)
	—		—	—	—	61,250	(12)	902,213	(8)
Curtis Ling, Ph.D.	37,136	(5)	—	1.16	8/7/2017	—		—
	41,384	(2)	—	7.45	10/27/2019	—		—
	7,053	(2)	—	7.45	10/27/2019	—		—
	32,000	(9)	—	9.10	5/6/2018	—		—
	60,000	(3)	20,000	4.81	5/10/2019	—		—
	83,333	(4)	16,667	5.64	8/9/2019	—		—
	29,994	(3)	29,992	6.93	5/14/2020	—		—
	12,526	(10)	20,876	9.23	6/2/2021	—		—
	—		—	—	—	10,000	(7)	147,300	(8)
	—		—	—	—	14,000	(7)	206,220	(8)
	—		—	—	—	17,698	(11)	260,692	(8)
	—		—	—	—	47,250	(12)	695,993	(8)
Madhukar Reddy, Ph.D.	144,998	(6)	—	1.16	8/7/2017	—		—
	21,527	(1)	—	4.26	7/28/2019	—		—
	60,000	(3)	20,000	4.81	5/10/2019	—		—
	41,666	(4)	8,334	5.64	8/9/2019	—		—
	29,994	(3)	29,992	6.93	5/14/2020	—		—
	12,526	(10)	20,876	9.23	6/2/2021	—		—
	—		—	—	—	10,000	(7)	147,300	(8)
	—		—	—	—	14,000	(7)	206,220	(8)
	—		—	—	—	17,698	(11)	260,692	(8)
	—		—	—	—	49,875	(12)	734,659	(8)
William G. Torgerson	9,394	(10)	15,657	9.23	6/2/2021	—		—
	—		—	—	—	15,000	(13)	220,950	(8)
	—		—	—	—	13,273	(11)	195,511	(8)
	—		—	—	—	38,500	(12)	567,105	(8)

(1)	Subject to the optionee continuing to be a service provider (as defined in the 2004 Equity Incentive Plan) through each applicable vesting date, twenty-five percent (25%) of the shares subject to the option shall vest and become exercisable on the first anniversary of the vesting commencement date, and the remaining seventy-five percent (75%) of the shares subject to the option shall vest and become exercisable in equal monthly installments over the thirty-six (36) months following such first anniversary.
(2)	Subject to the optionee continuing to be a service provider (as defined in the 2004 Equity Incentive Plan) through each applicable vesting date, ten percent (10%) of the shares subject to the stock option vest one year after grant, twenty percent (20%) of the shares subject to the stock option vest on the second anniversary of grant date, thirty percent (30%) of the shares subject to the stock option vest on the third anniversary of grant date, and forty percent (40%) of the shares subject to the stock option vest on the fourth anniversary of grant date.
(3)	Subject to the optionee continuing to be a service provider (as defined in the 2010 Equity Incentive Plan) through each applicable vesting date, twenty-five percent (25%) of the shares subject to the option will vest and become exercisable on the first anniversary of the vesting commencement date, and an additional twenty-five percent (25%) of the shares subject to the option will vest and become exercisable on each successive anniversary thereafter, such that the option will be fully vested and exercisable on the fourth anniversary of the vesting commencement date.
(4)	Subject to the optionee continuing to be a service provider (as defined in the 2010 Equity Incentive Plan) through each applicable vesting date, one forty-eighth (1/48th) of the shares subject to the option will vest and become exercisable on each one (1) month anniversary of the vesting commencement date, such that the option will be fully vested and exercisable on the fourth anniversary of the vesting commencement date.
(5)	This stock option was granted on August 7, 2007 and fully vested over four (4) years. Dr. Ling previously exercised 40,363 shares subject to the stock options.
(6)	This stock option has fully vested.
(7)	Subject to the award recipient continuing to be a service provider (as defined in the 2010 Equity Incentive Plan) through each applicable vesting date, twenty-five percent (25%) of the RSUs subject to the award will vest on the first anniversary of the vesting commencement date and on each successive anniversary thereafter, such that the award will be fully vested on the fourth anniversary of the vesting commencement date.
(8)	Based on the closing price of $14.73 of MaxLinear’s Class A common stock on December 31, 2015.
(9)	Subject to the optionee continuing to be a service provider (as defined in the 2010 Equity Incentive Plan) through each applicable vesting date, ten percent (10%) of the shares subject to the stock option vest one (1) year after grant, twenty percent (20%) of the shares subject to the stock option vest on the second anniversary of grant date, thirty percent (30%) of the shares subject to the stock option vest on the third anniversary of grant date, and forty percent (40%) of the shares subject to the stock option vest on the fourth anniversary of the grant date.
(10)	Subject to the optionee continuing to be a service provider (as defined in the 2010 Equity Incentive Plan) through each applicable vesting date, one-sixteenth (1/16th) of the shares subject to the option will vest and become exercisable on August 20, 2014, and an additional one-sixteenth (1/16th) of the shares subject to the option will vest and become exercisable on each successive November 20, February 20, May 20, and August 20 thereafter, such that the option will be fully vested and exercisable May 20, 2018.
(11)	Subject to the award recipient continuing to be a service provider (as defined in the 2010 Equity Incentive Plan) through each applicable vesting date, one-sixteenth (1/16th) of the RSUs subject to the award will vest on August 20, 2014, and one-sixteenth (1/16th) of the RSUs will vest on each successive November 20, February 20, May 20, and August 20 thereafter, such that the award will be fully vested on May 20, 2018.
(12)	Subject to the award recipient continuing to be a service provider (as defined in the 2010 Equity Incentive Plan) through each applicable vesting date, one-sixteenth (1/16th) of the RSUs will vest on August 20, 2015, and one-sixteenth (1/16th) of the RSUs will vest on each successive November 20, February 20, May 20, and August 20 thereafter, such that the award will be fully vested on May 20, 2019.

(13)	Subject to the award recipient continuing to be a service provider (as defined in the 2010 Equity Incentive Plan) through each applicable vesting date, twenty-five percent (25%) of the RSUs will vest on November 20, 2013, and one-sixteenth (1/16th) of the RSUS will vest on each successive February 20, May 20, August 20, and November 20 thereafter, such that the award will be fully vested on November 20, 2016.

Option Exercises and Stock Vested at Fiscal Year-End 2015

The following table summarizes the exercise of stock options for each named executive officer in fiscal 2015.

	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
Kishore Seendripu, Ph.D.	—	—
Adam C. Spice	—	—
Curtis Ling, Ph. D.	897	11,112
Madhukar Reddy, Ph.D.	72,480	1,006,956
William G. Torgerson	—	—

The following table summarizes the vesting of stock awards for each named executive officer in fiscal 2015.

	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Kishore Seendripu, Ph.D.	150,313	1,564,026
Adam C. Spice	122,455	1,254,752
Curtis Ling, Ph. D.	63,756	655,630
Madhukar Reddy, Ph.D.	78,091	804,682
William G. Torgerson	41,166	448,126

(1)	Represents the closing price of a share of our Class A common stock on the date of vesting multiplied by the number of shares that have vested.

Pension Benefits & Nonqualified Deferred Compensation

We do not provide a pension plan for our employees, and no named executive officers participated in a nonqualified deferred compensation plan during the fiscal year ended December 31, 2015.

Employment Arrangements

In December 2010, we entered into an offer letter agreement with Adam C. Spice. This offer letter set Mr. Spice’s base salary at an annual rate of $250,000 and provided for a target bonus of 50% of Mr. Spice’s annual base salary pursuant to our 2012 executive incentive bonus plan. In addition, pursuant to the offer letter agreement, Mr. Spice was granted an option to purchase 275,000 shares of our Class A common stock under our 2010 Equity Incentive Plan and received severance and termination protection benefits in connection with a change in control agreement, as described in the section below. Mr. Spice is also entitled to participate in all employee benefit plans, including retirement programs, group health care plans and all fringe benefit plans.

Potential Payments Upon Termination or Change of Control

Change in Control and Severance Agreements

For a description of the change-in-control and severance agreements that we have entered with our executive officers, please refer to the caption “Severance and Termination Benefits” on page 58.

Estimated Termination Payments

The following tables provide information concerning the estimated payments and benefits that would have been provided under change-in-control agreements that were in effect with our named executive officers on December 31, 2015.

Except where otherwise noted, payments and benefits are estimated in the table assuming that the triggering event took place on the last business day of fiscal 2015 (December 31, 2015), and based on the closing price per share of our Class A common stock on December 31, 2015. There can be no assurance that a triggering event would produce the same or similar results as those estimated below if such event occurs on any other date or at any other price, or if any other assumption used to estimate potential payments and benefits is not correct. Due to the number of factors that affect the nature and amount of any potential payments or benefits, any actual payments and benefits may be different.

	Terminated Without Cause or Terminated for Good Reason in Connection with a Change of Control(1)
Name	Severance Payments Attributable to Salary ($)(2)	Severance Payments Attributable to Bonus ($)(3)	Acceleration of Equity Vesting ($)(4)	Health Care Benefits ($)(5)
Kishore Seendripu, Ph.D.	800,000	400,000	5,157,580	29,261
Adam C. Spice	620,000	170,500	2,423,251	29,247
Curtis Ling, Ph.D.	260,000	117,000	2,008,863	6,515
Madhukar Reddy, Ph.D.	270,000	121,500	1,971,782	19,173
William G. Torgerson	255,000	140,250	1,069,680	19,451

	Terminated Without Cause or Terminated for Good Reason NOT in Connection with a Change of Control(1)
Name	Severance Payments Attributable to Salary ($)(2)	Severance Payments Attributable to Bonus ($)(3)	Acceleration of Equity Vesting ($)(4)	Health Care Benefits ($)(5)
Kishore Seendripu, Ph.D.	200,000	—	—	19,507
Adam C. Spice	155,000	—	—	19,498
Curtis Ling, Ph.D.	130,000	—	—	3,257
Madhukar Reddy, Ph.D.	135,000	—	—	9,587
William G. Torgerson	127,500	—	—	9,725

(1)	A termination is considered to be “in connection with a change of control” if employment with us is either (i) terminated by us or our successor without cause or (ii) terminated by the executive for good reason, and in either event, during the period beginning three (3) months prior to and twenty-four (24) months following a change of control.
(2)	The amounts shown in this column are based on such named executive officer’s base salary as of December 31, 2015.
(3)	The amounts shown in this column for the named executive officers represent a prorated amount of the executive’s target annual bonus for 2015.
(4)	The amounts shown in this column are equal to the spread value between (i) 100% of the unvested portion of all outstanding equity awards held by the named executive officer on December 31, 2015 and (ii) the difference between the closing market price on December 31, 2015 of $14.73 per share and the exercise price.
(5)	The amounts shown in this column are equal to the cost of covering the named executive officer and his or her eligible dependents coverage under our benefit plans for the applicable time periods discussed in “Severance and Termination Benefits” on page 58, assuming that such coverage is timely elected under COBRA.

Equity Compensation Plan Information

The following table summarizes the number of outstanding options, warrants, and rights granted to our employees, consultants, and directors, as well as the number of shares of Class A common stock and Class B common stock remaining available for future issuance, under our equity compensation plans as of December 31, 2015:

Plan category	Class of Common Stock	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights		(b) Weighted- average exercise price of outstanding options, warrants, and rights		(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders (1)(2)(3)	Class A	5,718,880	(4)	$6.77	(5)	5,941,468
	Class B	1,140,487		4.31		—
Equity compensation plans not approved by security holders	Class A	—		—		—
	Class B	—		—		—

Total		6,859,367		$5.90	(5)	5,941,468

(1)	Consists of 2004 Stock Plan, 2010 Equity Incentive Plan, and the 2010 Employee Stock Purchase Plan.
(2)	Our 2010 Equity Incentive Plan provides for annual increases in the number of shares available for issuance thereunder on the first day of each fiscal year, equal to the least of (A) 2,583,311 shares of our Class A common stock, (B) four percent (4%) of the outstanding shares of our Class A common stock and Class B common stock on the last day of the immediately preceding fiscal year, or (C) such lesser amount as our board of directors or a designated committee acting as plan administrator may determine. Our 2010 Employee Stock Purchase Plan provides for annual increases in the number of shares available for issuance thereunder on the first day of each fiscal year, equal to the least of (A) 968,741 shares of our Class A common stock, (B) one and a quarter percent (1.25%) of the outstanding shares of our Class A common stock and Class B common stock on the first day of the fiscal year, or (C) such lesser amount as our board of directors or a designated committee acting as administrator of the plan may determine.
(3)	This table does not include securities to be issued under outstanding options, warrants or rights assumed by us in connection with our acquisition of Entropic, which consists of options, warrants or rights to acquire 353,777 shares of our Class A Common with a per share weighted-average exercise price of $15.27 under the terms of the RF Magic, Inc. 2000 Incentive Stock Plan, Entropic Communications, Inc. 2001 Stock Option Plan, Entropic Communications, Inc. 2007 Equity Incentive Plan, and Entropic Communications, Inc. 2007 Non-Employee Directors’ Stock Option Plan.
(4)	Includes 3,641,351 shares of our Class A common stock subject to RSUs that entitle each holder to one (1) share of Class A common stock for each such unit that vests over the holder’s period of continued service.
(5)	Calculated without taking into account the 3,641,351 shares of Class A common stock subject to outstanding RSUs that become issuable as those units vest, without any cash consideration or other payment required for such shares.

RELATED PERSON TRANSACTIONS AND SECTION 16(a) BENEFICIAL OWNERSHIP

REPORTING COMPLIANCE

Related Person Transactions

Change in Control Agreements

We have entered into agreements providing termination and change of control benefits to certain of our executive officers as described under the caption “Executive Compensation, Potential Payments Upon Termination or Change of Control” above.

Indemnification of Officers and Directors

We have entered into indemnification agreements with each of our directors, executive officers, and certain controlling persons. The indemnification agreements and our certificate of incorporation and bylaws require us to indemnify our directors, executive officers and certain controlling persons to the fullest extent permitted by Delaware law.

Policy Concerning Audit Committee Approval of Related Person Transactions

Our board of directors and audit committee has adopted a formal policy that our executive officers, directors, holders of more than 5% of any class of our voting securities, and any member of the immediate family of and any entity affiliated with any of the foregoing persons, are not permitted to enter into a related party transaction with us without the prior consent of our audit committee, or other independent members of our board of directors if it is inappropriate for our audit committee to review such transaction due to a conflict of interest. Any request for us to enter into a transaction with an executive officer, director, principal stockholder, or any of their immediate family members or affiliates, in which the amount involved exceeds $120,000 must first be presented to our audit committee for review, consideration and approval. In approving or rejecting any such proposal, our audit committee is to consider the relevant facts and circumstances available and deemed relevant to the audit committee, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers, and holders of more than 10% of our Class A common stock and Class B common stock to file with the SEC reports regarding their ownership and changes in ownership of our securities. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms that they file.

Based solely on our review of the copies of such forms furnished to us and written representations from the directors and executive officers, we believe that during fiscal 2015, our directors, executive officers, and 10% stockholders complied with all Section 16(a) filing requirements.

SECURITY OWNERSHIP

The following table sets forth information, as of June 20, 2016, concerning, except as indicated by the footnotes below:

•	Each person whom we know beneficially owns more than five percent of our Class A common stock or Class B common stock;

•	Each of our directors and named executive officers; and

•	All of our directors and current executive officers as a group.

Unless otherwise noted below, the address of each person listed on the table is c/o MaxLinear, Inc., 5966 La Place, Suite 100, Carlsbad, California 92008.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to it, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

Applicable percentage ownership is based on 57,326,265 shares of Class A common stock and 6,666,777 shares of Class B common stock outstanding on June 20, 2016. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options and restricted stock units held by that person that are currently exercisable or will become exercisable or vested, as applicable, within 60 days of June 20, 2016, or August 19, 2016. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Beneficial ownership representing less than one percent is denoted with an asterisk (“*”).

For a description of the stock ownership guidelines applicable to our non-employee directors, please see the section captioned “Corporate Governance and Board of Directors.”

The information provided in the table is based on our records, information filed with the SEC, and information provided to us, except where otherwise noted.

	Shares Beneficially Owned				% Total Voting Power M&A and Incentive Plans (1)	% Total Voting Power All Other Matters (2)
	Class A Common Stock		Class B Common Stock
Name and Address of Beneficial Owner	Shares	Percentage (%)	Shares	Percentage (%)
Executive Officers and Directors:
Kishore Seendripu, Ph.D. (3)	634,592	1.10	4,233,728	60.66	33.69	7.52
Adam C. Spice (4)	494,490	*	—	—	**	**
Curtis Ling, Ph.D.(5)	362,582	*	744,206	11.05	6.25	1.72
Madhukar Reddy, Ph.D. (6)	319,162	*	251,893	3.69	2.26	**
William G. Torgerson (7)	59,679	*	—	—	**	**
Steven C. Craddock (8)	86,252	*	—	—	**	**
Albert J. Moyer (9)	86,714	*	34,575	*	**	**
Thomas E. Pardun (10)	98,258	*	16,575	*	**	**
Donald E. Schrock (11)	98,258	*	34,575	*	**	**
Theodore Tewksbury, Ph.D. (12)	92,097	*	—	*	**	**
All directors and executive officers as a group (14 people) (13)	2,668,553	4.54	5,315,552	72.84	42.39	12.09
5% Stockholders:
Elk Creek Partners, LLC (14)	2,984,745	5.21	—	—
BlackRock, Inc. (15)	3,321,260	5.79	—	—

(*)	Represents beneficial ownership of less than 1%.
(**)	Represents voting power of less than 1%.
(1)	Percentage total voting power represents voting power with respect to all shares of our Class A common stock and Class B common stock, as a single class. Each holder of Class B common stock is entitled to one vote per share of Class B common stock and each holder of Class A common stock is entitled to one vote per share of Class A common stock on all matters submitted to our stockholders for a vote, except that the Class B common stock will vote separately as required by law and as follows: (A) the Class B common stock will be entitled to vote as a separate class with respect to the election of two members of our board of directors that are designated as Class B directors (currently, Dr. Seendripu and Dr. Ling), and (B) the Class B common stock will have ten votes per share in connection with (i) approving transactions that result in a change of control of us, and (ii) that relate to certain increases to our equity incentive plans. The Class B common stock is convertible at any time by the holder into shares of Class A common stock on a share-for-share basis. This column represents the voting power percentage of each such stockholder with respect to matters in connection with approving transactions that result in a change of control of us or that relate to our equity incentive plans.
(2)	Represents the voting power percentage of each such stockholder with respect to all other matters that are submitted to the stockholders for a vote other than in connection with approving transactions that result in a change of control of us or that relate to our equity incentive plans.
(3)	Class A common stock includes: (a) 452,548 shares of Class A common stock subject to options exercisable within 60 days of June 20, 2016; and (b) 182,044 shares of Class A common stock held by Dr. Seendripu. Class B common stock includes: (a) 312,149 shares of Class B common stock subject to options exercisable within 60 days of June 20, 2016; (b) 18,920 shares held of record by the Seendripu Relatives Trust (“Relatives Trust”), (c) 3,544,701 shares held of record by the Seendripu Family Trust (“Family Trust”), (d) 178,979 shares held of record by the Kishore V. Seendripu Annuity Trust (“Kishore Trust”) and (e) 178,979 shares held of record by the Rekha S. Seendripu Annuity Trust (“Rekha Trust”). Kishore V. Seendripu, a member of our board of directors and Named Executive Officer, is a trustee of the Relatives Trust, the Family Trust, the Kishore Trust and the Rekha Trust. Rekha Seendripu, Kishore V. Seendripu’s spouse, is a trustee of the Family Trust.
(4)	Class A common stock includes: (a) 219,090 shares of Class A common stock subject to options exercisable within 60 days of June 20, 2016; and (b) 275,400 shares of Class A common stock held by Mr. Spice.
(5)	Class A common stock includes: (a) 223,691 shares of Class A common stock subject to options exercisable within 60 days of June 20, 2016; and (b) 138,891 shares of Class A common stock held by Dr. Ling. Class B common stock includes: (a) 66,470 shares of Class B common stock subject to options exercisable within 60 days of June 20, 2016; and (b) 677,736 shares of Class B common stock held by Dr. Ling.
(6)	Class A common stock includes: (a) 191,691 shares of Class A common stock subject to options exercisable within 60 days of June 20, 2016; and (b) 127,471 shares of Class A common stock held by Dr. Reddy. Class B common stock includes: (a) 166,525 shares of Class B common stock subject to options exercisable within 60 days of June 20, 2016; and (b) 85,368 shares of Class B common stock held by Dr. Reddy.
(7)	Class A common stock includes: (a) 12,525 shares of Class A common stock subject to options exercisable within 60 days of June 20, 2016; and (b) 47,154 shares of Class A common stock held by Mr. Torgerson.
(8)	Class A common stock includes: (a) 20,000 shares of Class A common stock subject to options exercisable within 60 days of June 20, 2016; and (b) 66,252 shares of Class A common stock held by Mr. Craddock.
(9)	Class A common stock includes: (a) 32,006 shares of Class A common stock subject to options exercisable within 60 days of June 20, 2016; and (b) 54,708 shares of Class A common stock held by Mr. Moyer. Class B common stock includes: 34,575 shares of Class B common stock subject to options exercisable within 60 days of June 20, 2016.
(10)	Class A common stock includes: (a) 32,006 shares of Class A common stock subject to options exercisable within 60 days of June 20, 2016; and (b) 66,252 shares of Class A common stock held by Mr. Pardun. Class B common stock includes: 16,575 shares of Class B common stock subject to options exercisable within 60 days of June 20, 2016.

(11)	Class A common stock includes: (a) 32,006 shares of Class A common stock subject to options exercisable within 60 days of June 20, 2016; and (b) 66,252 shares of Class A common stock held by Mr. Schrock. Class B common stock includes: 34,575 shares of Class B common stock subject to options exercisable within 60 days of June 20, 2016.
(12)	Class A common stock includes: (a) 68,446 shares of Class A common stock subject to options exercisable within 60 days of June 20, 2016; and (b) 23,651 shares of Class A common stock held by Dr. Tewksbury.
(13)	Class A common stock includes: (a) 1,393,871 shares of Class A common stock subject to options exercisable within 60 days of June 20, 2016; and (b) 1,274,682 shares of Class A common stock held of record by the current directors and executive officers. Class B common stock includes: (a) 630,869 shares of Class B common stock subject to options exercisable within 60 days of June 20, 2016; and (b) 4,684,683 shares of Class B common stock held of record by the current directors and executive officers.
(14)	Based solely on the most recently available Schedule 13G/A filed by Elk Creek Partners, LLC with the SEC on February 12, 2016. Elk Creek Partners, LLC reported sole voting power over 1,879,933 shares and sole dispositive power over 2,984,745 shares. Elk Creek Partners, LLC is an investment adviser in accordance with 240.13d-1(b)(1)(ii)(E). The address of Elk Creek Partners, LLC is 44 Cook St., Suite 705, Denver, Colorado 80207.
(15)	Based solely on the most recently available Schedule 13G filed by BlackRock, Inc. with the SEC on January 28, 2016. Blackrock, Inc. reported that it has sole voting and dispositive powers over the shares. Blackrock, Inc. is a parent holding company or control person in accordance with Rule 13d-1(b)(1)(ii)(G). The address of Blackrock, Inc. is 55 East 52nd Street, New York, New York 10055.

OTHER MATTERS

We know of no other matters to be submitted at the 2016 annual meeting. If any other matters properly come before the 2016 annual meeting, it is the intention of the persons named in the proxy to vote the shares they represent as the board of directors may recommend. Discretionary authority with respect to such other matters is granted by a properly submitted proxy.

It is important that your shares be represented at the 2016 annual meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote as promptly as possible to ensure your vote is recorded.

THE BOARD OF DIRECTORS

Carlsbad, California

July 7, 2016

Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on August 10, 2016.
Vote by Internet • Go to www.investorvote.com/MXL • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website
Vote by telephone
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

•   Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone. There is NO CHARGE to you for the call.

•   Follow the instructions provided by the recorded message.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — You must sign the card for your vote to be counted.

The Board of Directors recommends a vote FOR all the nominees listed.			+
1. Election of Class I Directors elected by the Holders of Class A common stock and Class B common stock:
	For	Withhold
01 - Steven C. Craddock	☐	☐
02 - Donald E. Schrock	☐	☐

*	Each to serve until 2019.

The Board of Directors recommends a vote FOR Proposals 2, 3, 4 and 5.
	For	Against	Abstain		For	Against	Abstain

2. Approve our Amended and Restated 2010 Equity Incentive Plan, including approval of the material terms of the Amended and Restated 2010 Equity Incentive Plan for purposes of complying with section 162(m) of the Internal Revenue Code of 1986, as amended.

	☐	☐	☐	3. Approve an amendment to our 2010 Employee Stock Purchase Plan to approve a new 10-year term.	☐	☐	☐
4. Advisory vote to approve named executive officer compensation (say on pay vote).	☐	☐	☐	5. To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.	☐	☐	☐
6. In their discretion upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

02BOPD

2016 Annual Meeting Admission Ticket

2016 Annual Meeting of

MaxLinear, Inc. Stockholders

Wednesday, August 10, 2016, 8:30 a.m. Local Time

MaxLinear, Inc.

5966 La Place Court

Suite 100, Carlsbad, CA 92008

Upon arrival, please present this admission ticket

and photo identification at the registration desk.

Importance Notice Regarding the Internet Availability of Proxy Materials for the 2016 Annual Meeting:

The notice, proxy statement and 2015 annual report are available at

www.edocumentview.com/MXL.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — MaxLinear, Inc.	+

Notice of 2016 Annual Meeting of Stockholders

Proxy Solicited by Board of Directors for Annual Meeting — August 10, 2016

Kishore Seendripu, Ph.D. or Adam C. Spice, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the 2016 Annual Meeting of Stockholders of MaxLinear, Inc. to be held on August 10, 2016 or at any postponement or adjournment thereof, and to vote all shares of Class A common stock or Class B common stock which the undersigned would be entitled to vote if then and there personally present on the matters set forth on the reverse side.

FOR THE PROPOSALS ON THE REVERSE SIDE, THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSALS IDENTIFIED IN ITEMS 1, 2, 3, 4 AND 5. WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED: “FOR” THE ELECTION OF THE CLASS I DIRECTORS LISTED IN ITEM 1, “FOR” PROPOSAL LISTED IN ITEM 2, “FOR” THE PROPOSAL LISTED IN ITEM 3, “FOR” THE PROPOSAL LISTED IN ITEM 4 AND “FOR” PROPOSAL LISTED IN ITEM 5; AND AS THE PROXY HOLDER MAY DETERMINE IN HIS DISCRETION WITH REGARD TO ANY OTHER MATTER PROPERLY BROUGHT BEFORE THE MEETING.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED “FOR” ALL PROPOSALS. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(Items to be voted appear on reverse side.)

C	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance

Mark the box to the right if you plan to attend the Annual Meeting.	☐

¢	IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.	+